                                                                    EXHIBIT 99.1


                     AGREEMENT AND PLAN OF REORGANIZATION



                                  dated as of


                                March 12, 2000


                                 by and among


                            i2 TECHNOLOGIES, INC.,


                               HOYA MERGER CORP.


                                      and


                           ASPECT DEVELOPMENT, INC.

                               TABLE OF CONTENTS
                               -----------------


                                                                                          Page
                                                                                          ----
ARTICLE I. THE MERGER....................................................................    2

     Section 1.01   Effective Time Of The Merger.........................................    2
     Section 1.02   Closing..............................................................    2
     Section 1.03   Effects Of The Merger................................................    2
     Section 1.04   Directors And Officers...............................................    2

ARTICLE II. CONVERSION OF SECURITIES.....................................................    3

     Section 2.01   Conversion Of Capital Stock..........................................    3
     Section 2.02   Exchange Of Certificates.............................................    4

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF COMPANY...................................    7

     Section 3.01   Organization Of Company..............................................    7
     Section 3.02   Company Capital Structure............................................    8
     Section 3.03   Authority; No Conflict; Required Filings And Consents................    9
     Section 3.04   SEC Filings; Financial Statements....................................   10
     Section 3.05   No Undisclosed Liabilities...........................................   11
     Section 3.06   Absence Of Certain Changes Or Events.................................   11
     Section 3.07   Taxes................................................................   11
     Section 3.08   Properties...........................................................   13
     Section 3.09   Intellectual Property................................................   13
     Section 3.10   Agreements, Contracts And Commitments................................   14
     Section 3.11   Litigation...........................................................   14
     Section 3.12   Environmental Matters................................................   14
     Section 3.13   Employee Benefit Plans...............................................   15
     Section 3.14   Compliance With Laws.................................................   16
     Section 3.15   Tax Matters..........................................................   16
     Section 3.16   Labor Matters........................................................   17
     Section 3.17   Insurance............................................................   17
     Section 3.18   No Existing Discussions..............................................   17
     Section 3.19   Interested Party Transactions........................................   17
     Section 3.20   Registration Statement; Joint Proxy Statement/Prospectus.............   17
     Section 3.21   Payments Resulting From Merger.......................................   18
     Section 3.22   Opinion Of Financial Advisor.........................................   18
     Section 3.23   Section 203 Of The DGCL Not Applicable; Company Rights Plan..........   18
     Section 3.24   Voting Requirements..................................................   18
     Section 3.25   Brokers..............................................................   19
     Section 3.26   Certain Contracts....................................................   19
     Section 3.27   Company Voting Agreements............................................   19

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......................   19

     Section 4.01   Organization Of Parent And Merger Sub................................   19
     Section 4.02   Parent Capital Structure.............................................   19
     Section 4.03   Authority; No Conflict; Required Filings And Consents................   21
     Section 4.04   SEC Filings; Financial Statements....................................   22
     Section 4.05   No Undisclosed Liabilities...........................................   22

     Section 4.06   Absence Of Certain Changes Or Events................................... 23
     Section 4.07   Taxes.................................................................. 23
     Section 4.08   Agreements, Contracts And Commitments.................................. 23
     Section 4.09   Litigation............................................................. 23
     Section 4.10   Environmental Matters.................................................. 24
     Section 4.11   Employee Benefit Plans................................................. 24
     Section 4.12   Compliance With Laws................................................... 24
     Section 4.13   Tax Matters............................................................ 24
     Section 4.14   Registration Statement; Joint Proxy Statement/Prospectus............... 25
     Section 4.15   Opinion Of Financial Advisor........................................... 25
     Section 4.16   Voting Requirements.................................................... 25
     Section 4.17   Brokers................................................................ 25
     Section 4.18   Parent Voting Agreements............................................... 25
     Section 4.19   Intellectual Property.................................................. 25
     Section 4.20   No Ownership Of Company Stock.......................................... 26
     Section 4.21   Section 203 Of The DGCL Not Applicable................................. 26
     Section 4.22   Certain Contracts...................................................... 26

ARTICLE V. CONDUCT OF BUSINESS............................................................. 27

     Section 5.01   Covenants Of Company................................................... 27
     Section 5.02   Covenants Of Parent.................................................... 30
     Section 5.03   Cooperation............................................................ 31
     Section 5.04   Advice Of Changes...................................................... 31

ARTICLE VI. ADDITIONAL AGREEMENTS.......................................................... 31

     Section 6.01   Joint Proxy Statement/Prospectus; Registration Statement............... 31
     Section 6.02   No Solicitation By Company............................................. 32
     Section 6.03   Nasdaq Quotation....................................................... 35
     Section 6.04   Access To Information.................................................. 35
     Section 6.05   Stockholders Meetings.................................................. 35
     Section 6.06   Legal Conditions To Merger............................................. 38
     Section 6.07   Public Disclosure...................................................... 39
     Section 6.08   Tax-Free Reorganization................................................ 39
     Section 6.09   Stock Plans............................................................ 40
     Section 6.10   Affiliate Agreements................................................... 43
     Section 6.11   Indemnification........................................................ 43
     Section 6.12   Benefit Plans.......................................................... 45
     Section 6.13   Registration Statement; Joint Proxy Statement/Prospectus............... 46

ARTICLE VII. CONDITIONS TO MERGER.......................................................... 46

     Section 7.01   Conditions To Each Party's Obligation To Effect The Merger............. 46
     Section 7.02   Additional Conditions To Obligations Of Parent And Merger Sub.......... 47
     Section 7.03   Additional Conditions To Obligation Of Company......................... 48
     Section 7.04   Frustration Of Closing Conditions...................................... 49

ARTICLE VIII. TERMINATION AND AMENDMENT.................................................... 49

     Section 8.01   Termination............................................................ 49
     Section 8.02   Effect Of Termination.................................................. 51
     Section 8.03   Expenses And Termination Fees.......................................... 51

     Section 8.04   Amendment.............................................................. 53
     Section 8.05   Extension; Waiver...................................................... 54

ARTICLE IX. MISCELLANEOUS.................................................................. 54

     Section 9.01   Nonsurvival Of Representations, Warranties, Covenants And Agreements... 54
     Section 9.02   Notices................................................................ 54
     Section 9.03   Definitions............................................................ 55
     Section 9.04   Interpretation......................................................... 57
     Section 9.05   Counterparts........................................................... 57
     Section 9.06   Entire Agreement; No Third Party Beneficiaries......................... 57
     Section 9.07   Governing Law; Forum; Waiver Of Jury Trial............................. 58
     Section 9.08   Assignment............................................................. 58
     Section 9.09   Attorneys' Fees........................................................ 58
     Section 9.10   Specific Performance................................................... 58

EXHIBITS

     Exhibit A Form of Company Voting Agreement
     Exhibit B Form of Parent Voting Agreement

                            TABLE OF DEFINED TERMS



                                                                               Cross-Reference
Terms                                                                          in Agreement
-----                                                                          ------------
Agreement....................................................................  Preamble
Bankruptcy and Equity Exception..............................................  Section 3.03(a)
Certificate of Merger........................................................  Section 1.01
Closing......................................................................  Section 1.02
Closing Date.................................................................  Section 1.02
Company Balance Sheet........................................................  Section 3.04(b)
Company Certificates.........................................................  Section 2.02(b)
Company Common Stock.........................................................  Section 2.01(b)
Company Disclosure Schedule..................................................  Article III
Company Employee Plans.......................................................  Section 3.13(a)
Company ESPP.................................................................  Section 3.02(c)
Company Intellectual Property Rights.........................................  Section 3.09(a)
Company Insiders.............................................................  Section 6.09(c)
Company Material Adverse Effect..............................................  Section 9.03(a)
Company Material Contracts...................................................  Section 3.10
Company Preferred Stock......................................................  Section 3.02(a)
Company Rights Plan..........................................................  Section 3.23(b)
Company SEC Reports..........................................................  Section 3.04(a)
Company Stock Plans..........................................................  Section 3.02(a)
Company Stock Option.........................................................  Section 6.09(a)
Company Stockholder Approval.................................................  Section 3.24
Company Voting Agreements....................................................  Preamble
Company Stockholders Meeting.................................................  Section 3.20
Company Superior Offer.......................................................  Section 6.05(b)
Company Takeover Proposal....................................................  Section 6.02(d)
Confidentiality Agreement....................................................  Section 9.01
Current Premium..............................................................  Section 6.11(b)
DGCL.........................................................................  Section 1.01
Effective Time...............................................................  Section 1.01
Environmental Law............................................................  Section 3.12(b)
ERISA........................................................................  Section 3.13(a)
ERISA Affiliate..............................................................  Section 3.13(a)
Exchange Act.................................................................  Section 3.03(c)
Exchange Agent...............................................................  Section 2.02(a)
Exchange Fund................................................................  Section 2.02(a)
Exchange Ratio...............................................................  Section 2.01(c)
GAAP.........................................................................  Section 3.04(b)
Governmental Entity..........................................................  Section 3.03(c)
Hazardous Substance..........................................................  Section 3.12(c)
HSR Act......................................................................  Section 3.03(c)
Indemnified Party............................................................  Section 6.12(a)
Internal Revenue Code........................................................  Preamble
IRS..........................................................................  Section 3.07(b)
Joint Proxy Statement/Prospectus.............................................  Section 3.20
Material Lease...............................................................  Section 3.08
Merger.......................................................................  Preamble
Merger Consideration.........................................................  Section 2.01(c)
Merger Sub...................................................................  Preamble
NASD.........................................................................  Section 4.16
Order........................................................................  Section 6.06(b)
Parent Balance Sheet.........................................................  Section 4.04(b)
Parent Common Stock..........................................................  Section 2.01(b)
Parent Disclosure Schedule...................................................  Article IV
Parent Employee Plans........................................................  Section 6.12(d)
Parent ESPP..................................................................  Section 6.12(c)
Parent Intellectual Property Rights..........................................  Section 4.19(a)

                                                                               Cross-Reference
Terms                                                                          in Agreement
-----                                                                          ------------
Parent Material Adverse Effect...............................................  Section 9.03(b)
Parent Material Contracts....................................................  Section 4.08
Parent Preferred Stock.......................................................  Section 4.02(a)
Parent SEC Reports...........................................................  Section 4.04(a)
Parent Stock Plans...........................................................  Section 4.02(a)
Parent Voting Agreements.....................................................  Preamble
Parent Stockholders Meeting..................................................  Section 3.20
Parent Voting Proposal.......................................................  Section 4.03(a)
Registration Statement.......................................................  Section 3.20
Representatives..............................................................  Section 6.02(a)
Repurchase Options...........................................................  Section 6.09(a)
Rule 145.....................................................................  Section 6.10
SEC..........................................................................  Section 3.03(c)
Securities Act...............................................................  Section 3.04(a)
Specified Company Takeover Transaction.......................................  Section 8.03(f)
Subsidiary...................................................................  Section 3.01
Surviving Corporation........................................................  Section 1.03
Tax..........................................................................  Section 3.07(a)
Tax Return...................................................................  Section 3.07(a)
Taxable......................................................................  Section 3.07(a)
Taxes........................................................................  Section 3.07(a)
Tax Authority................................................................  Section 3.07(a)
Third Party Agreements.......................................................  Section 3.09(e)
Treasury Regulations.........................................................  Preamble

                     AGREEMENT AND PLAN OF REORGANIZATION

          AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of
                                                     ---------
March 12, 2000, by and among i2 Technologies, Inc., a Delaware corporation

("Parent"), Hoya Merger Corp., a Delaware corporation and a direct wholly-owned
--------
subsidiary of Parent ("Merger Sub"), and Aspect Development, Inc., a Delaware
                       ----------
corporation ("Company").
              -------

          WHEREAS, the Boards of Directors of Parent and Company deem it advisable and in the best interests of each corporation and their respective stockholders that Parent and Company combine in order to advance the long-term business interests of Parent and Company;

          WHEREAS, the combination of Parent and Company shall be effected by the terms of this Agreement through a merger in which Company will become a wholly owned subsidiary of Parent and the stockholders of Company will become stockholders of Parent (the "Merger");
                             ------

          WHEREAS, the respective Boards of Directors of Parent and Company have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, the respective business strategies and goals of Parent and Company;

          WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of Company are entering into agreements (the "Company Voting Agreements") pursuant
                                           -------------------------
to which such stockholders are agreeing to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger;

          WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Company to enter into this Agreement, Company and certain stockholders of Parent are entering into agreements (the "Parent Voting Agreements") pursuant to which such
                               ------------------------
stockholders are agreeing to vote to approve the issuance of stock by Parent in the Merger pursuant to this Agreement and to take certain other actions in furtherance of the Merger;

          WHEREAS, for federal income tax purposes, it is intended that (a) the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and
                                                    ---------------------
the rules and regulations promulgated thereunder (the "Treasury Regulations"),
                                                       --------------------
(b) this Agreement constitutes a "plan of reorganization" within the meaning of
Section 1.368-2(g) of the Treasury Regulations, and (c) Parent, Merger Sub and Company will each be a party to such reorganization within the meaning of
Section 368(b) of the Internal Revenue Code; and

          WHEREAS, Parent, Merger Sub and Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

          Article I.  THE MERGER

          1.1 Effective Time Of The Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such form as
                                         ---------------------
is required by the relevant provisions of the Delaware General Corporation Law (the "DGCL") shall be duly prepared, executed and acknowledged by Company and
      ----
thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as early as practicable on the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of
           ------------
the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").
      --------------

          1.2  Closing.  The closing of the Merger (the "Closing") will take
                                                         -------
place at 10:00 a.m., local time, on a date to be specified by Parent and Company (the "Closing Date"), which shall be no later than the second business day after
      ------------
satisfaction (or waiver) of the latest to be satisfied (or to be waived) of the conditions set forth in Section 7.01, Section 7.02 (other than the delivery of
                        ------------  ------------
the officers' certificate referred to therein) and Section 7.03 (other than the
                                                   ------------
delivery of the officers' certificate referred to therein), at the offices of Brobeck, Phleger & Harrison LLP, Palo Alto California, unless another date, place or time is agreed to in writing by Parent and Company.

          1.3 Effects Of The Merger. At the Effective Time, (i) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into Company (Company following the Merger is sometimes referred to below as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Company shall
 ---------------------
be amended to amend and restate Article Fourth of such Certificate of Incorporation so as to read in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares, all of which shall consist of Common Stock, par value $.001 per share," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation (it being understood that such Bylaws shall contain indemnification provisions at least as favorable to the officers and directors of Company as the indemnification provisions contained in Company's Bylaws as of the date of this Agreement).

          1.4  Directors And Officers.

                   (a) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                   (b) Parent shall take such action as may be required so that, upon the Effective Time, Romesh Wadhwani shall become a Class III director of Parent.

          Article II.  CONVERSION OF SECURITIES

          2.1 Conversion Of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company capital stock or capital stock of Merger Sub:

                       (a)  Capital Stock Of Merger Sub. Each issued and
                            ---------------------------
         outstanding share of the capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation.

                       (b)  Cancellation Of Treasury Stock And Parent-Owned
                            -----------------------------------------------
         Stock. All shares of Common Stock, par value $.001 per share, of
         -----
         Company

         ("Company Common Stock") owned by Company as treasury stock and any
           --------------------
         shares of Company Common Stock owned by Parent, Merger Sub or any other wholly owned Subsidiary (as defined in Section 3.01) of Parent shall be
                                                ------------
         cancelled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. Any shares of Common Stock, par value $.00025 per share, of Parent ("Parent
                                                                          ------
         Common Stock") owned by Company shall be unaffected by the Merger.
         ------------

                       (c)  Exchange Ratio For Company Common Stock. Subject to
                            ---------------------------------------
         Section 2.02, each issued and outstanding share of Company Common Stock
         ------------
         (excluding shares to be cancelled in accordance with Section 2.01(b)
                                                              ---------------
         but including all shares issued pursuant to the 100% stock dividend to be distributed by Company on or about March 13, 2000) shall be converted into fifty-five hundredths (.55) of a duly authorized, validly issued, fully paid and nonassessable share (the "Exchange
                                                                  --------
         Ratio") of Parent Common Stock (the "Merger Consideration"). As of the
         -----                                --------------------
         Effective Time, all such shares of Company Common Stock, as so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate which, immediately prior to the Effective Time, represented shares of Company Common Stock (a "Company Certificate") shall cease to
                                            -------------------
         have any rights with respect thereto, except the right to receive a certificate or certificates representing the number of fully paid and nonassessable shares of Parent Common Stock into which such holder's shares of Company Common Stock were converted at the Effective Time and any cash payable pursuant to Section 2.02(e) in lieu of any fractional
                                      ---------------
         share of Parent Common Stock and distributions deliverable pursuant to
         Section 2.02(c), without interest, upon the surrender of such Company
         ---------------
         Certificate in accordance with Section 2.02. In the event Parent or
                                        ------------
         Company changes (or establishes a record date for changing) the number or classes of shares of Parent Common Stock or Company Common Stock, as the case may be, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, reverse stock split, combination, exchange of shares or similar transaction with respect to the outstanding Parent Common Stock or Company Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and equitably adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, reverse stock split, combination, exchange of shares or similar transaction; provided,
                                                                 --------
         however, that no adjustment to the Exchange Ratio shall be made in
         -------
         connection with the 100% stock dividend to be distributed by Company on or about March 13, 2000.

         2.2 Exchange Of Certificates. The procedures for exchanging Company Certificates are as follows:

                   (a) Exchange Agent.  As of the Effective Time, Parent shall
                       --------------
         deposit with a bank or trust company designated by Parent and Company (the "Exchange Agent"), for the benefit of the former holders of shares
               --------------
         of Company Common Stock, for exchange in accordance with this Section
                                                                       -------
         2.02, through the Exchange Agent, (i) certificates representing the
         ----
         shares of Parent Common Stock (such shares of Parent Common Stock, together with any distributions with respect thereto deliverable by virtue of Section 2.02(c), being hereinafter referred to as the
                   ---------------
         "Exchange Fund") issuable pursuant to Section 2.01 in exchange for
         --------------                        ------------
         Company Certificates and (ii) sufficient funds to permit payment of cash in lieu of fractional shares pursuant to Section 2.02(e).
                                                       ---------------

                   (b) Exchange Procedures.  As soon as reasonably practicable
                       -------------------
         after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Company Certificate or Company Certificates whose shares of Company Common Stock were converted pursuant to Section 2.01 into the Merger Consideration (i) a letter of
                     ------------
         transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Company Certificates shall pass, only upon delivery of such Company Certificates to the Exchange Agent and shall be in such customary form and have such other provisions as Parent and Company may reasonably specify) and (ii) instructions for effecting the surrender of such Company Certificates in exchange for a certificate or certificates representing the Merger Consideration (plus cash in lieu of any fractional share of Parent Common Stock and distributions deliverable as provided in Section 2.02(e)). Upon surrender of a
                                    ---------------
         Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, (1) the holder of such Company Certificate shall receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which such holder's shares of Company Common Stock were converted at the Effective Time, certain dividends or other distributions in accordance with Section 2.02(c), and cash in lieu of any fractional
                         ---------------
         share of Parent Common Stock in accordance with Section 2.02(e), and
                                                         ---------------
         (2) the Company Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Company Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Company Certificate shall be deemed at any time
              ------------
         after the Effective Time to represent only the ownership of the number of whole shares of Parent Common Stock into which the shares of Company Common Stock previously represented by such Company Certificate have been converted pursuant to Section 2.01 and the right to receive upon
                                    ------------
         such surrender the Merger Consideration and cash in lieu of any fractional share of Parent Common Stock and distributions deliverable as contemplated by this Section 2.02(e) and the right to receive
                                 ---------------
         certificates representing whole shares of Parent Common Stock.

                   (c) Distributions With Respect To Unsurrendered Certificates.
                       --------------------------------------------------------
         No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section
                                                                        -------
         2.02(e), and all such dividends, other distributions and cash in lieu
         -------
         of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat and unclaimed property laws, following surrender of any such Company Certificate, there shall be paid to the record holder of such Company Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to
         Section 2.02(e) and the amount of dividends or other distributions with
         ---------------
         a record date after the Effective Time previously paid or payable with respect to the whole shares of Parent Common Stock into which the shares of Company Common Stock previously represented by such Company Certificate were converted, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the surrender of such Company Certificate and a payment date subsequent to the surrender of such Company Certificate payable with respect to such whole shares of Parent Common Stock.

                   (d) No Further Ownership Rights In Company Common Stock.  The
                       ---------------------------------------------------
         shares (and the certificates representing shares) of Parent Common Stock issued in exchange for shares of Company Common Stock in accordance with the terms hereof (and any cash paid pursuant to Section
                                                                         -------
         2.02 (c) or Section 2.02 (e)) shall be deemed to have been issued and
         ----------------------------
         paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Company on or with respect to such shares of Company Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain
                         ------------
         unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Section 2.02.
                          ------------

                   (e) No Fractional Shares.  No certificate or scrip
                       --------------------
         representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Certificates representing shares of Company Common Stock owned by or registered in the name of such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the average of the last reported sales prices of Parent Common Stock, as reported on the Nasdaq National Market, on each of the ten (10) trading days immediately preceding the date of the Effective Time.

                   (f) Termination Of Exchange Fund.  Any portion of the
                       ----------------------------
         Exchange Fund which remains undistributed to the holders of Company Certificates for one hundred eighty (180) days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Certificates who have not previously complied with this Section 2.02
                                                                 ------------
         shall thereafter look only to Parent for certificates representing Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                   (g) No Liability.  Neither Parent nor the Surviving
                       ------------
         Corporation shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for any shares of Company Common Stock or Parent Common Stock (or cash in lieu of any fractional share or dividends or distributions with respect thereto) properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                   (h) Withholding Rights.  Each of Parent and the Surviving
                       ------------------
         Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of state, local or foreign tax law. To the extent that amounts are properly so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                   (i) Lost Company Certificates.  If any Company Certificate
                       -------------------------
         shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person or entity claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person or entity of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to the alleged loss, theft or destruction of such Company Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Certificate a certificate or certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Company Certificate were converted pursuant to Section 2.01, any cash in lieu
                                                ------------
         of any fractional share, and any unpaid dividends or other distributions on the shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

         Article III.   REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct except as set
                             -----------
forth herein, in the Company SEC Reports (as defined in Section 3.04) filed
                                                        ------------
since January 1, 1999, and in the disclosure schedule delivered by Company to Parent on the date of this Agreement (the "Company Disclosure Schedule"). The
                                           ---------------------------
Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered sections contained in this Article III and the disclosure in any
                                    -----------
paragraph shall qualify other sections in this Article III only to the extent
                                               -----------
that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

          3.1 Organization Of Company. Each of Company and its Subsidiaries
          (as defined below) is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing (with respect to jurisdictions which recognize the concept of good standing) as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Company Material Adverse Effect, as defined in
          Section 9.03(a).
          ---------------

          Neither Company nor any Subsidiary of Company directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Company or any of its Subsidiaries and comprising less than five percent (5%) of the outstanding stock of such company. Each and every Subsidiary of Company and its place of incorporation or organization is listed in Section 3.01 of the Company
                                                     ---------------------------
          Disclosure Schedule. As used in this Agreement, the word "Subsidiary"
          -------------------
          or "Subsidiaries" means, with respect to any party, any corporation or
              ------------
          other organization, whether incorporated or unincorporated, of which
          (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or by any one or more of its Subsidiaries.

         3.2    Company Capital Structure.

                   (a) The authorized capital stock of Company consists of 100,000,000 shares of Common Stock, $.001 par value, and 2,000,000 shares of Preferred Stock, $.001 par value, ("Company Preferred
                                                       -----------------
         Stock").  As of March 9, 2000 (without giving effect to the 100% stock
         -----
         dividend to be distributed by Company on or about March 13, 2000), (i) 30,599,129 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) no shares of Company Common Stock were held in the treasury of Company or by its Subsidiaries. The Company Disclosure Schedule sets forth the number of shares of Company Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of March 9, 2000 (without giving effect to the 100% stock dividend to be distributed by Company on or about March 13, 2000) and the plans under which such options were granted (collectively, the "Company Stock Plans"). No
                                                  -------------------
         material change in such capitalization has occurred between March 9, 2000 and the date of this Agreement, except as a result of the exercise of stock options. As of the date of this Agreement, none of the shares of Company Preferred Stock is issued and outstanding. All shares of Company Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Company or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any Subsidiary or to loan funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than (i) guarantees of bank obligations of its Subsidiaries entered into in the ordinary course of business, and (ii) repurchase rights of Company under the Company Stock Plans, or under any stock option agreements pursuant to which options were granted under such plans. All of the outstanding shares of capital stock of Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations on Company's voting rights, charges or other encumbrances of any nature other than security interests, liens, claims, pledges, agreements, limitations, charges or other encumbrances that (A) relate to any taxes or other governmental charges or levies that are not yet due and payable, (B) relate to, were created, arose or exist in connection with any legal proceeding that is being contested in good faith, or (C) individually or in the aggregate would not materially interfere with the ability of Company and each of its Subsidiaries to conduct their business as currently conducted.

                   (b) Except as set forth in this Section 3.02 or as reserved
                                                   ------------
         for future grants of options under the Company Stock Plans, as of March 9, 2000, (i) there were no equity securities of any class of Company or its Subsidiaries, or securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there were no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Company or any of its Subsidiaries was a party or by which it was bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Company to which Company is a party. The terms of the Company Stock Plans and the agreements evidencing the outstanding options thereunder will permit the assumption of such options by Parent in the manner contemplated in Section 6.09, without the approval or consent of
                                ------------
         the holders of such options, the Company stockholders or any other party.

                   (c) The current "Offering Periods" (as defined under the Company 1996 Employee Stock Purchase Plan (the "Company ESPP")) in
                                                         ------------
         effect as of the date of this Agreement began on August 16, 1998, February 16, 1999, August 16, 1999 and February 16, 2000, and will end on August 15, 2000, February 15, 2001, August 15, 2001 and February 15, 2002, respectively. Except for the purchase rights granted under the Company ESPP on August 16, 1998, February 16, 1999, August 16, 1999, and February 16, 2000 to the current participants in the Offering Periods that commenced on those dates, there are no other purchase rights or options outstanding as of the date of this Agreement under the Company ESPP.

         3.3    Authority; No Conflict; Required Filings And Consents.

                   (a) Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Company of this Agreement and the consummation of the transactions contemplated by this Agreement by Company have been duly authorized by all necessary corporate action on the part of Company, subject only to the adoption of this Agreement by Company stockholders under the DGCL. This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the valid and binding obligation of Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (the "Bankruptcy
                                                                     ----------
         and Equity Exception").
         --------------------

                   (b) The execution and delivery of this Agreement by Company do not, and assuming that this Agreement is duly adopted by Company's stockholders and that the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 3.03(c)
                                                                ---------------
         are duly obtained and made, the consummation by Company of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or any of its or their properties or assets.

                   (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required to be obtained or made by or with
           -------------------
         respect to Company or any of its Subsidiaries prior to the Effective Time in connection with the execution and delivery by Company of this Agreement or the consummation by Company of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing
                                                    -------
         of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 3.20) with the Securities and Exchange
                        ------------
         Commission (the "SEC") in accordance with the Securities Exchange Act
                          ---
         of 1934, as amended (the "Exchange Act"), and (iv) such consents,
                                   ------------
         approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country.

         3.4    SEC Filings; Financial Statements.

                   (a) Company has filed and made available to Parent all forms, reports and documents required to be filed by Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports (i)
                             -------------------
         at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii)
          --------------
         did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then as of and on the date so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. Company's Subsidiaries are not required to file any forms, reports or other documents with the SEC.

                    (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Company SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto. The consolidated financial statements contained in the Company SEC Reports and the Company Balance Sheet (as defined below) were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the
                       ----
          periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Company and its Subsidiaries as of the dates and the consolidated results of operations and cash flows of Company and its Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of Company and its Subsidiaries as of December 31, 1999 (the "Company Balance Sheet") has been delivered to Parent.
           ---------------------

          3.5 No Undisclosed Liabilities. Except for liabilities referred to in the Company Balance Sheet and normal or recurring liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practices, Company and its Subsidiaries do not have any liabilities (either accrued, contingent or otherwise) required to be reflected or disclosed in financial statements prepared in accordance with GAAP, which individually or in the aggregate has had or will, solely with the passage of time, imminently result in a Company Material Adverse Effect.

          3.6 Absence Of Certain Changes Or Events. Since the date of the Company Balance Sheet, Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Company Material Adverse Effect or any event which, individually or in the aggregate, will, solely with the passage of time, imminently result in a Company Material Adverse Effect; (b) any damage, destruction or loss (whether or not covered by insurance) with respect to Company or any of its Subsidiaries having a Company Material Adverse Effect; (c) any material change by Company in its accounting methods, principles or practices to which Parent has not previously consented in writing; (d) any revaluation by Company of any of its assets; or (e) any other action or event that occurred between the date of the Company Balance Sheet and the date of this Agreement that would have required the consent of Parent pursuant to Section 5.01 had such action or event occurred after the date of
            ------------
this Agreement and that, individually or in the aggregate, has had or will, solely with the passage of time, imminently result in a Company Material Adverse Effect.

          3.7  Taxes.

                    (a)  For purposes of this Agreement, the following terms
          have the following meanings: (i) "Tax" (and, with correlative meaning,
                                           ---
          "Taxes" and "Taxable") means (A) any net income, alternative or add-on
           -----       -------
          minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax
                                                                      ---
          Authority") responsible for the imposition of any such tax (domestic
          ---------
          or foreign), (B) any liability for the payment of any amounts of the type described in clause "(A)" as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and (C) any liability for the payment of any amounts of the type described in clause "(A)" or "(B)" as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person; and (ii) "Tax
                                                                         ---
          Return" means any return, statement, report or form (including
          ------
          estimated tax returns and reports, withholding tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

                    (b) Company and each of its Subsidiaries have (i) properly completed and timely filed all federal, state, local and foreign Tax Returns required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all Taxes due and payable for Taxable periods (or portions thereof) through the date of the Company Balance Sheet and (iii) no Tax liabilities accruing after the date of the Company Balance Sheet other than liabilities arising from the ordinary course of business. Neither the Internal Revenue Service (the "IRS") nor any other Taxing
                                             ---
          Authority has asserted any claim for taxes, or to the knowledge of Company and its Subsidiaries, is threatening to assert any claims for Taxes. Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate Tax Authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected. Neither Company nor any of its Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code. There are no liens for Taxes upon the assets of Company or its Subsidiaries (other than liens for Taxes that are not yet due). Neither Company nor any of its Subsidiaries is a party to any Tax sharing or Tax allocation agreement with an unaffiliated party, nor does Company or any of its Subsidiaries have any liability or potential liability to another party under any such agreement. Neither Company nor any of its Subsidiaries has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

                    (c) There is no agreement, contract or arrangement to which Company is a party that would reasonably be expected, individually or collectively, as a result of the Merger, this Agreement and subsequent events, to result in the payment of any amount that would not be deductible by reason of Section 280G of the Internal Revenue Code.

          3.8 Properties. Neither Company nor any of its Subsidiaries owns any real property. Neither Company nor any of its Subsidiaries is in default in any material respect under any lease of material real property to which it is a party ("Material Lease"). Copies of all Material Leases have been made
        --------------
available by Company to Parent.

          3.9  Intellectual Property.

                    (a) Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, Internet domain names and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Company and its Subsidiaries as currently conducted by Company and its Subsidiaries (the "Company Intellectual
                                                          --------------------
          Property Rights").
          ---------------

                    (b) Neither Company nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement by Company or the performance of Company's obligations under this Agreement, in breach of (i) any material license, sublicense or other agreement relating to the Company Intellectual Property Rights or (ii) any material license, sublicense or other agreement pursuant to which Company or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in or form a part of any product of Company or any of its Subsidiaries that is material to the business of Company and its Subsidiaries, taking Company and its Subsidiaries together as a whole.

                    (c) (i) All patents, copyrights, registered trademarks and registered service marks which are held by Company or any of its Subsidiaries, and which are material to the business of Company and its Subsidiaries, taking Company and its Subsidiaries together as a whole, are valid and subsisting; (ii) since January 1, 1997 Company has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (iii) the manufacturing, marketing, licensing or sale of Company's products does not infringe any patent, trademark, service mark or copyright, trade secret or other proprietary right of any third party.

                    (d) Company has taken all actions necessary and appropriate to assure that there shall be no material adverse change in the delivery of Company's products and services by reason of the advent of the year 2000, and warrants that all of its products (including products currently under development) will, without interruption or manual intervention, continue to consistently, predictably and accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

                    (e) Neither Company nor any of its Subsidiaries is a party to any agreement ("Third Party Agreement") in which another party to
                            ---------------------
         such Third Party Agreement has, or will have, as a result of the execution and delivery of this Agreement by Company or the performance of Company's obligations under this Agreement, the right to terminate such Third Party Agreement or the right to obtain the Company's source code under such Third Party Agreement.

          3.10 Agreements, Contracts And Commitments. Neither Company nor any of its Subsidiaries is in breach of, or has since January 1, 1997 received in writing any claim or notice that it has breached, in any material respect, any material term or condition of any material agreement, contract or commitment to which it is a party or by which any of its assets and properties are bound ("Company Material Contracts"). Each Company Material Contract that has not
  --------------------------
expired by its terms or otherwise been terminated is in full force and effect and is not subject to any material default thereunder of which Company is aware by any party obligated to Company or any of its Subsidiaries pursuant to such Company Material Contract.

          3.11 Litigation. There is no action, suit or proceeding, claim, arbitration or investigation against Company or any of its Subsidiaries pending or as to which Company or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate seeks a material amount of damages or other relief material to the business or assets of Company and its Subsidiaries (taking Company and its Subsidiaries together as a whole) or which could reasonably be expected to materially impair or delay the ability of Company to consummate the transactions contemplated by this Agreement. To the knowledge of Company and its Subsidiaries, there is no claim, action, suit, proceeding or investigation described in Section 6.11 pending as of the date of
                                         ------------
this Agreement. No officer or director has provided notice to Company of the existence of any claim with respect to any such claim, action, suit, proceeding or investigation.

          3.12 Environmental Matters.

                    (a) (i) Company and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii)
                                                       ---------------
          the properties currently owned or operated by Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c)); (iii) the properties
                                    ---------------
          formerly owned or operated by Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Company or its Subsidiaries; (iv) neither Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Company nor any of its Subsidiaries has caused or contributed to any release or threat of release of any Hazardous Substance in violation of any Environmental Law; (vi) neither

          Company nor any of its Subsidiaries has received in writing from any Governmental Entity any notice, demand, letter, claim or request for information alleging that Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity (other than those of general applicability), or is subject to any indemnity or other agreement with any third party relating in either case to liability under any Environmental Law for release of Hazardous Substances; and (viii) to the knowledge of Company, there are no circumstances or conditions involving Company or any of its Subsidiaries that will, solely with the passage of time, imminently result in a Company Material Adverse Effect pursuant to any Environmental Law.

                    (b)  As used herein, the term "Environmental Law" means any
                                                   -----------------
          federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (iii) noise, odor, wetlands, pollution or contamination.

                    (c)  As used herein, the term "Hazardous Substance" means:
                                                   -------------------
         (i) any substance that is listed, classified or regulated pursuant to any Environmental Law, (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon, or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

          3.13 Employee Benefit Plans.

                    (a)  Company has listed in Section 3.13 of the Company
                                               ---------------------------
          Disclosure Schedule all employee benefit plans (as defined in Section
          -------------------
          3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) in effect as of, or under which benefits may be
                    -----
          payable on or after, the date of this Agreement, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans in effect as of, or under which benefits may be payable on or after, the date of this Agreement, and all unexpired severance agreements in effect as of the date of this Agreement, written or otherwise, in each case for the benefit of, or relating to, any current or former employee of Company or any trade or business (whether or not incorporated) which is a member of a controlled group with, or which is under common control with Company (an "ERISA Affiliate") within the
                                                    ---------------
          meaning of Section 414 of the Internal Revenue Code, or any Subsidiary of Company (together, the "Company Employee Plans").
                                     ----------------------

                    (b) With respect to each Company Employee Plan, Company has made available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan, and (iv) the most recent actuarial report or valuation relating to such Company Employee Plan, if such Company Employee Plan is subject to Title IV of ERISA.

                    (c) With respect to the Company Employee Plans, individually and in the aggregate, Company is not subject to any material unsatisfied liability (i) for violation of ERISA, the Internal Revenue Code or any other applicable law, (ii) for an excise or other penalty tax or penalty under any such law, or (iii) under Title IV of ERISA and, to the knowledge of Company, no event has occurred and there exists no condition or set of circumstances which constitutes a basis for any such liability.

                    (d) With respect to the Company Employee Plans, individually and in the aggregate, there are no material funded benefit obligations for which required contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Company.

                    (e) Neither Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Company or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the Merger, (ii) agreement with any officer of Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of two hundred fifty thousand dollars ($250,000) per year, or (iii) agreement or plan relating to employees or directors of Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          3.14 Compliance With Laws. Company and each of its Subsidiaries is in substantial compliance with each, is not in violation in any material respect of any, and has not received any written notices of violation with respect to any, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, which by its terms could reasonably be expected to subject Company and its Subsidiaries to material financial or other penalties or criminal liability.

          3.15 Tax Matters. To the knowledge of Company after good faith consultation with its independent accountants, neither Company nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Internal Revenue Code.

          3.16 Labor Matters. Neither Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Company or any of its Subsidiaries the subject of any material proceeding asserting that Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel Company or any of its Subsidiaries to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Company, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Company or any of its Subsidiaries.

          3.17 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Company or any of its Subsidiaries are with reputable insurance carriers, and copies or a summary of such policies have been made available to Parent.

          3.18 No Existing Discussions. As of the date hereof, Company is not engaged, directly or indirectly, in any discussions or negotiations with any party (other than Parent) with respect to a Company Takeover Proposal (as defined in Section 6.02(d)).
           ---------------

          3.19 Interested Party Transactions. Except in connection with the Merger, no event has occurred that would be required to be reported currently by Company as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

          3.20 Registration Statement; Joint Proxy Statement/Prospectus. The information supplied by Company for inclusion in the registration statement of Parent on Form S-4 pursuant to which shares of Parent Common Stock issued in the Merger will be registered with the SEC (the "Registration Statement") shall not,
                                             ----------------------
at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under with they were made, not misleading. The information supplied by Company for inclusion in the joint proxy statement/prospectus (the "Joint Proxy
                                                            -----------
Statement/Prospectus") to be sent to the stockholders of Company in connection
--------------------
with the special meeting of Company stockholders to consider this Agreement (the "Company Stockholders Meeting") and to the stockholders of Parent in connection
 ----------------------------
with the special meeting of Parent stockholders to consider the issuance of Parent Common Stock in connection with the Merger (the "Parent Stockholders
                                                        -------------------
Meeting") shall not, on the date the Joint Proxy Statement/Prospectus is first
-------
mailed to stockholders of Parent and Company, or at the time of the Company Stockholders Meeting, or at the time of the Parent Stockholders Meeting (if one is held) contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading or omit to state any material fact necessary to correct any statement made by Company in any earlier communication by Company with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied or to be supplied by Parent or Merger Sub which is or will be contained in any of the foregoing documents.

          3.21 Payments Resulting From Merger. The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further facts or acts) result in any (i) payment (whether of severance pay or otherwise) becoming due from Company or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement pursuant to any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee or any plan agreement or understanding similar to any of the foregoing, or (ii) benefit under any Company benefit plan being established or becoming accelerated, vested or payable.

          3.22 Opinion Of Financial Advisor. The financial advisor of Company, Credit Suisse First Boston Corporation, has delivered to Company an opinion (based on the assumptions and subject to the qualifications set forth therein) dated the date of this Agreement to the effect that the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

          3.23 Section 203 Of The DGCL Not Applicable; Company Rights Plan.

                    (a) Assuming that the Board of Directors of Parent duly approved this Agreement and the Merger (or duly approved the Parent Voting Agreements and the transactions contemplated thereby) prior to the execution of the Parent Voting Agreements, the restrictions on "business combinations" contained in Section 203 of the DGCL will not be applicable to the Merger. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to the Merger or the other transactions contemplated by this Agreement as a result of any action taken by Company.

                    (b) The execution, delivery and performance of this Agreement and the consummation of the Merger will not cause any change, effect or result under the Company's Restated Rights Agreement dated as of October 10, 1998 (as amended on March 12, 2000) or any other stockholder rights plan which is or will as of the Effective Time be in effect (a "Company Rights Plan") which would impede the
                                -------------------
          consummation of the Merger or which is otherwise adverse to the interests of Parent.

          3.24 Voting Requirements. The affirmative vote at the Company Stockholders Meeting of the holders of a majority of the voting power of all outstanding shares of Company Common Stock as of the record date for persons and entities entitled to notice of, and to vote at, the Company Stockholders Meeting (the "Company Stockholder Approval") is the only vote of the holders of any
      ----------------------------
class or series of Company's capital stock necessary to adopt this Agreement.

          3.25 Brokers. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company. Company has furnished to Parent true and complete copies of all agreements under which any such fees or expenses are payable to Credit Suisse First Boston Corporation and all indemnification and other agreements related to the engagement of Credit Suisse First Boston Corporation by Company.

          3.26 Certain Contracts. Neither Company nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Company and its Subsidiaries (taking Company and its Subsidiaries together as a whole) is conducted.

          3.27 Company Voting Agreements. Certain stockholders of Company have executed and delivered to Parent Company Voting Agreements, substantially in the form of Exhibit A hereto.
        ---------

          Article IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub represent and warrant to Company that the statements contained in this Article IV are true and correct, except as set
                             ----------
forth herein, in the Parent SEC Reports (as defined in Section 4.04) filed since
                                                       ------------
January 1, 1999, and in the disclosure schedule delivered by Parent to Company on the date of this Agreement (the "Parent Disclosure Schedule"). The Parent
                                    --------------------------
Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered sections contained in this Article IV and the disclosure in any
                                    ----------
paragraph shall qualify other sections in this Article IV only to the extent
                                               ----------
that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other sections.

          4.1 Organization Of Parent And Merger Sub. Each of Parent and Merger Sub and Parent's other Subsidiaries is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing (with respect to jurisdictions which recognize the concept of good standing) as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect, as defined in
Section 9.03(b).  Neither Parent nor any of its Subsidiaries directly or
---------------
indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Parent or any of its Subsidiaries and comprising less than five percent (5%) of the outstanding stock of such company.

          4.2  Parent Capital Structure.

                    (a) The authorized capital stock of Parent consists of 500,000,000 shares of Common Stock, $.00025 par value, and 5,000,000 shares of Preferred Stock, $.001 par value ("Parent Preferred Stock").
                                                       ----------------------
          As of March 3, 2000, (i) 156,835,002 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) no shares of Parent Common Stock were held in the treasury of Parent or by Subsidiaries of Parent. The Parent Disclosure Schedule sets forth the number of shares of Parent Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of March 10, 2000 under Parent stock option and stock purchase plans (collectively, the "Parent Stock Plans"). No
                                                       ------------------
          material change in such capitalization has occurred between December 31, 1999 and the date of this Agreement, except as a result of the exercise of stock options. As of the date of this Agreement, no Parent Preferred Stock is issued and outstanding. All shares of Parent Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any of its Subsidiaries or to loan funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than (i) guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business, and (ii) repurchase rights of Parent under the Parent Stock Plans, or under any stock option agreements pursuant to which options were granted under these plans. All of the outstanding shares of capital stock of each of Parent's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Parent or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations on Parent's voting rights, charges or other encumbrances of any nature other than security interests, liens, claims, pledges, agreements, limitations, charges or other encumbrances that (A) relate to any taxes or other governmental charges or levies that are not yet due and payable, (B) relate to, were created, arose or exist in connection with any legal proceeding that is being contested in good faith, or
          (C) individually or in the aggregate would not materially interfere with the ability of Parent and each of its Subsidiaries to conduct their business as currently conducted.

                    (b)  Except as set forth in this Section 4.02 or as reserved
                                                     ------------
          for future grants of options under the Parent Stock Plans as of March 10, 2000, (i) there were no equity securities of any class of Parent or any of its Subsidiaries, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there were no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Parent was a party or by which it was bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or obligating Parent to grant, extend, or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Parent and to which Parent is a party.

                    (c) The shares of Parent Common Stock to be issued in connection with the Merger (including shares of Parent Common Stock to be issued upon exercise of Company Stock Options assumed by Parent pursuant to this Agreement) have been authorized by all necessary corporate action and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights.

          4.3 Authority; No Conflict; Required Filings And Consents.

                    (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and, assuming that the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 4.03(c) are duly obtained and made, the
                                 ---------------
          consummation of the transactions contemplated by this Agreement by Parent and Merger Sub have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub (including the adoption of this Agreement by Parent as the sole stockholder of Merger Sub), subject only to the approval of the issuance of Parent Common Stock in the Merger (the "Parent Voting
                                                              -------------
          Proposal") by Parent stockholders. This Agreement has been duly
          --------
          executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution, and delivery of this Agreement by Company, constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                    (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of its or their properties or assets.

                    (c) No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its Subsidiaries prior to the Effective Time in connection with the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report form under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) the filing of the Joint Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act, and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country.

          4.4 SEC Filings; Financial Statements.

                    (a) Parent has filed and made available to Company all forms, reports and documents required to be filed by Parent with the
          SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports
                                  ------------------
          (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then as of and on the date so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading. Parent's Subsidiaries are not required to file any forms, reports or other documents with the SEC.

                    (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Parent SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto. The consolidated financial statements contained in the Parent SEC Reports and the Parent Balance Sheet (as defined below) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Parent and its Subsidiaries as of the dates and the consolidated results of operations and cash flows of Parent and its Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of Parent and its Subsidiaries as of December 31, 1999 (the "Parent Balance Sheet") has been delivered to Company.
           --------------------

          4.5 No Undisclosed Liabilities. Except for liabilities referred to in the Parent Balance Sheet and normal or recurring liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practices, Parent and its Subsidiaries do not have any liabilities (either accrued, contingent or otherwise (required to be reflected or disclosed in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, has had or will, solely with the passage of time, imminently result in a Parent Material Adverse Effect.

          4.6 Absence Of Certain Changes Or Events. Since the date of the Parent Balance Sheet, Parent and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect or any event that will, solely with the passage of time, imminently result in a Parent Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Parent or any of its Subsidiaries having a Parent Material Adverse Effect; (iii) any material change by Parent in its accounting methods, principles or practices to which Company has not previously consented in writing; (iv) any revaluation by Parent of any of its assets; or (v) any other action or event that occurred between the date of the Parent Balance Sheet and the date of this Agreement that would have required the consent of Company pursuant to Section 5.02 had such
                                                       ------------
action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had or will, solely with the passage of time, imminently result in a Parent Material Adverse Effect.

          4.7 Taxes. Parent and each of its Subsidiaries have (i) properly completed and timely filed all federal, state, local and foreign tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all Taxes due and payable for Taxable periods (or portions thereof) through the date of the Parent Balance Sheet, and (iii) no Tax liabilities accruing after the date of the Parent Balance Sheet other than liabilities arising in the ordinary course of business. Neither the IRS nor any other Tax Authority has asserted any claim for Taxes, or to the knowledge of Parent and its Subsidiaries, is threatening to assert any claims for Taxes. Parent and each of its Subsidiaries have withheld or collected and paid over to the appropriate Tax Authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected. Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code. There are no liens for Taxes upon the assets of Parent or any of its Subsidiaries (other than liens for Taxes that are not yet due). Neither Parent nor any of its Subsidiaries is a party to any Tax sharing or Tax allocation agreement with an unaffiliated party, nor does Parent or any of its Subsidiaries have any liability or potential liability to another party under any such agreement. Neither Parent nor any of its Subsidiaries has ever been a member of a consolidated, combined or unitary group of which Parent was not the ultimate parent corporation.

          4.8 Agreements, Contracts And Commitments. Neither Parent nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, in any material respect, any material term or condition of any material agreement, contract or commitment to which it is a party or by which any of its assets or properties are bound ("Parent Material Contracts"). Each
                                            -------------------------
Parent Material Contract that has not expired by its terms is in full force and effect and is not subject to any material default thereunder of which Parent is aware by any party obligated to Parent or any of its Subsidiaries pursuant to such Parent Material Contract.

          4.9 Litigation. There is no action, suit or proceeding, claim, arbitration or investigation against Parent or any of its Subsidiaries pending or as to which Parent or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate, seeks a material amount of damages or other relief material to the business or assets of Parent and its Subsidiaries taken as a whole or which could reasonably be expected to materially impair or delay the ability of Parent to consummate the transactions contemplated by this Agreement.

          4.10 Environmental Matters. Parent and its Subsidiaries have complied in all material respects with all applicable Environmental Laws. The properties currently owned or operated by Parent and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances. The properties formerly owned or operated by Parent or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Parent or its Subsidiaries. Neither Parent nor any of its Subsidiaries is subject to material liability for any Hazardous Substance disposal or contamination on any third party property. Neither Parent nor any of its Subsidiaries has caused or contributed to any release or threat of release of any Hazardous Substance in violation of any Environmental Law. Neither Parent nor any of its Subsidiaries has received in writing from any Governmental Entity any notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of or liable under any Environmental Law. Neither Parent nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity (other than those of general applicability), or is subject to any indemnity or other agreement with any third party, relating in either case to liability under any Environmental Law for release of Hazardous Substances. To the knowledge of Parent, there are no circumstances or conditions involving Parent or any of its Subsidiaries that will, solely with the passage of time, imminently result in a Parent Material Adverse Effect pursuant to any Environmental Law.

          4.11 Employee Benefit Plans. With respect to the Parent Employee Plans (as defined in Section 6.12(d)), individually and in the aggregate, Parent is not subject to any material unsatisfied liability for (i) violation of ERISA, the Internal Revenue Code or any other applicable law, (ii) for an excise or other penalty tax or penalty under any such law, or (iii) under Title IV of ERISA and, to the knowledge of Parent, no event has occurred and there exists no set of circumstances which could reasonably be expected to result in any such liability. With respect to the Parent Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Parent.

          4.12 Compliance With Laws. Parent and each of its Subsidiaries is in substantial compliance with, is not in violation in any material respect of and has not received any written notice of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business which by its terms could reasonably be expected to subject Parent and its Subsidiaries to material financial or other penalties or criminal liability.

          4.13 Tax Matters. To the knowledge of Parent after good faith consultation with its independent accountants, neither Parent nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Internal Revenue Code.

          4.14 Registration Statement; Joint Proxy Statement/Prospectus. The information supplied by Parent for inclusion in the Registration Statement shall not contain, at the time the Registration Statement is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under with they were made, not misleading. The information supplied by Parent for inclusion in the Joint Proxy Statement/Prospectus to be sent to the stockholders of Company in connection with the Company Stockholders Meeting and to the stockholders of Parent in connection with the Parent Stockholders Meeting shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of Parent and Company, at the time of the Company Stockholders Meeting, or at the time of the Parent Stockholders Meeting (if one is held) contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading or omit to state any material fact necessary to correct any statement made by Parent in any earlier communication by Parent with respect to the solicitation of proxies for the Parent Stockholders Meeting or the Company Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied or to be supplied by Company which is or will be contained in any of the foregoing documents.

          4.15 Opinion Of Financial Advisor. The financial advisor of Parent, Goldman, Sachs & Co., has delivered to Parent an opinion (based on the assumptions and subject to the qualifications set forth therein) dated the date of this Agreement to the effect that the Exchange Ratio is fair to Parent from a financial point of view.

          4.16 Voting Requirements. No vote of the holders of shares of Parent Common Stock or any other class or series of capital stock of Parent is necessary to approve the Merger or the issuance of Parent Common Stock in connection therewith other than the approval of the Parent Voting Proposal. The Parent stockholder vote required to approve the Parent Voting Proposal is that vote prescribed by applicable Nasdaq Stock Market voting requirements promulgated by the National Association of Securities Dealers (the "NASD").
                                                                    ----

          4.17 Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

          4.18 Parent Voting Agreements. Certain stockholders of Parent have executed and delivered to Company Parent Voting Agreements, substantially in the form of Exhibit B hereto.
        ---------

          4.19 Intellectual Property.

                    (a) Parent and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, Internet domain names, and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Parent and its Subsidiaries as currently conducted by Parent and its Subsidiaries (the "Parent Intellectual Property
                                            ----------------------------
          Rights").
          ------

                    (b) Neither Parent nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement of the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Parent Intellectual Property Rights or any material license, sublicense or other agreement pursuant to which Parent or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in or form a part of any product of Parent or any of its Subsidiaries that is material to the business of Parent and its Subsidiaries, taking Parent and its Subsidiaries together as a whole.

                    (c) (i) All patents, copyrights, registered trademarks and registered service marks which are held by Parent or any of its Subsidiaries, and which are material to the business of Parent and its Subsidiaries, taking Parent and its Subsidiaries together as a whole, are valid and subsisting; (ii) since January 1, 1997 Parent has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party where such proceeding would have a Parent Material Adverse Effect; and (iii) the manufacturing, marketing, licensing or sale of Parent's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

     4.20 No Ownership Of Company Stock. Neither Parent nor any of its Subsidiaries owns, beneficially or of record, any shares of Company Common Stock as of the date of this Agreement.

     4.21 Section 203 Of The DGCL Not Applicable. Assuming that the Board of Directors of Company duly approved this Agreement and the Merger (or duly approved the Company Voting Agreements and the transactions contemplated thereby) prior to the execution of the Company Voting Agreements, the restrictions on "business combinations" contained in Section 203 of the DGCL will not be applicable to the Merger. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to the Merger or the other transactions contemplated by this Agreement as a result of any action taken by Parent.

     4.22 Certain Contracts. Neither Parent nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Parent and its Subsidiaries, taking Parent and its Subsidiaries together as a whole, is conducted.

          Article V. CONDUCT OF BUSINESS

          5.1 Covenants Of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees, as to itself and its Subsidiaries, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), and except as required by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, to
                             -----------------------------------------------
carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due (subject to good faith disputes over such debts or taxes), to pay or perform its other obligations when due (subject to good faith disputes over such obligations), and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it, except in each case where the failure to do so would not have a Company Material Adverse Effect. Except as required by this Agreement or as set forth in Section
                                                                         -------
5.01 of the Company Disclosure Schedule, Company shall not (and shall not permit
---------------------------------------
its Subsidiaries to), without the written consent of Parent (which consent shall not be unreasonably withheld or delayed):

                    (a) accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of Company or any of its Subsidiaries or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

                    (b) other than distributions from a Subsidiary of Company to Company, and except for the issuance of shares pursuant to the 100% stock dividend to be distributed by Company on or about March 13, 2000, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (other than dividends on Company Common Stock payable solely in shares of Company Common Stock), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to Company or any of its Subsidiaries;

                    (c) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Intellectual Property Rights other than on a non-exclusive basis in the ordinary course of business consistent with past practices;

                    (d) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options to purchase up to six million (6,000,000) shares (net of cancellations and giving effect to the 100% stock dividend to be distributed by Company on or about March 13, 2000), in the aggregate consistent with past practices to existing or newly hired employees (which options will not be entitled to accelerated vesting as a result of the Merger), or (ii) the issuance of shares of Company Common Stock pursuant to the exercise of options outstanding on the date of this Agreement or granted in accordance with this Agreement, (iii) the issuance of shares of Company Common Stock to participants in the Company ESPP in accordance with the terms thereof, (iv) the issuance of rights pursuant to the Company Rights Plan in connection with the issuance of shares of Company Common Stock, and (v) the issuance of shares pursuant to the 100% stock dividend to be distributed by Company on or about March 13, 2000;

                    (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than inventory and other assets in the ordinary course of business;

                    (f) sell, lease, license or otherwise dispose of a material property or asset or a material amount of properties or assets, except for transactions in the ordinary course of business, or enter into any agreement, option or other arrangements (including any joint venture) involving the exclusive licensing of Company's name or system outside of the ordinary course of business or inconsistent with past practice;

                    (g) (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in compensation of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employee or officer, (iii) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business),
          (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any director, officer or employee, other than, with respect to employees who are not officers, in the ordinary course of business, or (v) take any action (other than action required or contemplated by this Agreement) that causes (or which together with the consummation of the Merger will cause) the acceleration of any options;

                    (h) amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

                    (i) enter into or amend in any material respect any OEM agreement or any other agreements pursuant to which any third party is granted exclusive marketing, manufacturing or other rights with respect to any material Company product, process or technology;

                    (j) amend or prematurely terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

                    (k) waive or release any material right or claim, except in the ordinary course of business;

                    (l) initiate any material litigation or arbitration proceeding;

                    (m) incur any indebtedness in excess of five million dollars ($5,000,000) for borrowed money other than in the ordinary course of business;

                    (n) make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for capital expenditures which, individually, are in excess of one million dollars ($1,000,000) or, in the aggregate, are in excess of ten million dollars ($10,000,000) (except that Company and its Subsidiaries may make capital expenditures in the amounts contemplated by the budget previously delivered by Company to Parent);

                    (o) make any material Tax election or settle or compromise any material Tax liability;

                    (p) pay, discharge, settle or satisfy any material disputed claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business;

                    (q) amend or propose to amend the Company Rights Plan in any manner which would impede the consummation of the Merger or which is otherwise adverse to the interests of Parent, other than any amendment in connection with a termination of this Agreement pursuant to Section 8.01(h); or
             ---------------

                    (r) agree in writing or otherwise to take any of the actions described in Section 5.01(a) through Section 5.01(q).
                               ---------------         ---------------

Notwithstanding anything to the contrary in this Section 5.01, if Company makes
                                                 ------------
a request in writing to Parent (delivered in accordance with Section 9.02)
                                                             ------------
seeking Parent's consent to any equity-based customer transaction or other business partnership or alliance that would otherwise be prohibited by this
Section 5.01, and describing the material terms of such proposed transaction,
------------
partnership, or alliance, Parent shall respond to such request within ten (10) days after such request is deemed given pursuant to Section 9.02. If Parent
                                                    ------------
does not object in writing
to such request within ten (10) days after such request is deemed given pursuant to Section 9.02, Parent shall be deemed to have consented to such request, on
   ------------
the terms substantially as described in such request.

          5.2 Covenants Of Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent agrees, as to itself and its Subsidiaries, except to the extent that Company shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) and except as required by this Agreement or as set forth in Section 5.02 of the Parent Disclosure Schedule, to
                             ----------------------------------------------
carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted (it being acknowledged that the foregoing shall not limit the ability of Parent to make or pursue corporate acquisitions that will not violate any of the restrictions set forth in clause
(d) of this Section 5.02 or in clause (e) of this Section 5.02 as it relates to
            ------------                          ------------
clause (d) of this Section 5.02), to pay its debts and taxes when due subject to
                   ------------
good faith disputes over such debts or taxes, to pay or perform its other obligations when due subject to good faith disputes over such obligations, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it and except in each case where the failure to do so would not have a Parent Material Adverse Effect. Except as required by this Agreement or as set forth in Section 5.02 of
                                                                 ---------------
the Parent Disclosure Schedule, Parent shall not (and shall not permit any of
------------------------------
its Subsidiaries to), without the written consent of Company (which consent shall not be unreasonably withheld or delayed):

                    (a) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to Parent or any of its Subsidiaries;

                    (b) sell, lease, license or otherwise dispose of a material property or asset or a material amount of properties or assets, except for transactions in the ordinary course of business;

                    (c) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Parent Intellectual Property Rights other than on a non-exclusive basis in the ordinary course of business consistent with past practices;

                    (d) engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, any of the transactions contemplated by this Agreement; or

                   (e) agree in writing or otherwise to take any of the actions described in Section 5.02(a) through Section 5.02(d).
                      ---------------         ---------------

         5.3  Cooperation.  Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more Representatives (as defined in Section 6.02(a)) of the other party to report on the general status
           ---------------
of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger, the Company Voting Agreements, the Parent Voting Agreements, and the transactions contemplated hereby and thereby.

         5.4 Advice Of Changes. Each of Company and Parent shall promptly advise the other party orally and in writing to the extent it has knowledge of
(i) any representation or warranty made by it (or, in the case of Parent, made by it or Merger Sub) contained in this Agreement becoming untrue or incorrect in any respect where the failure of such representation or warranty to be true and correct, individually or in the aggregate, has had or is reasonably likely imminently to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, (ii) the failure by it (or, in the case of Parent, by it or Merger Sub) to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it (or in the case of Parent, by it or Merger Sub) under this Agreement, and (iii) any change or event relating to it having, or which is reasonably likely imminently to have, a Company Material Adverse Effect (in the case of Company) or a Parent Material Adverse Effect (in the case of Parent or Merger Sub) or which will likely render it impossible for one or more of the conditions set forth in Article VII to be satisfied; provided, however, that no
                        -----------                  --------  -------
such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

         Article VI.    ADDITIONAL AGREEMENTS

         6.1  Joint Proxy Statement/Prospectus; Registration Statement.

                        (a) As promptly as reasonably practicable after the execution of this Agreement, Company and Parent will prepare, and file with the SEC, the Joint Proxy Statement/Prospectus, and Parent will prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Joint Proxy

         Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. Each of Company and Parent will respond to any comments of the SEC, and will use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Company and Parent will cause the Joint Proxy Statement/Prospectus to be mailed to their respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or Blue Sky or related securities laws or NASD or National Market System rules, regulations or bylaws in order to consummate the Merger and the transactions contemplated by this Agreement. Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement or the Joint Proxy Statement/Prospectus and will supply the other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/Prospectus or the Merger. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC under this Section 6.01 to comply in all material respects
                                 ------------
         with all applicable requirements of law and the rules and regulations promulgated thereunder. Notwithstanding any other provision of this Agreement, nothing herein shall require Parent to qualify to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger.

                   (b) If eligible, Parent shall use commercially reasonable efforts (i) to obtain an exemption from compliance with applicable Nasdaq Stock Market stockholder voting requirements promulgated by the NASD in connection with the Merger, or (ii) otherwise to make arrangements such that Parent need not solicit the vote or hold a meeting of its stockholders in connection with the Merger or the issuance of shares of Parent Common Stock pursuant thereto. If Parent obtains such an exemption or otherwise makes such arrangements, all references to "Joint Proxy Statement/Prospectus" in this Agreement shall be deemed to be changed to "Proxy Statement/Prospectus" and all other appropriate changes shall be deemed to be made to this Agreement to reflect the fact that a meeting of Parent's stockholders is not required.

         6.2  No Solicitation By Company.

                   (a) Until the earlier of the Effective Time or a valid termination of this Agreement pursuant to Article VIII, Company will
                                                   ------------
         not, and will not authorize, direct or knowingly permit any of its officers, directors, employees, affiliates, investment bankers, attorneys, accountants or other agents, advisors or representatives (collectively, "Representatives") to, directly or indirectly, (i)
                         ---------------
         solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Company Takeover Proposal (as defined below),
         (ii) participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or take any other action that would reasonably be expected to facilitate any inquiry or proposal that constitutes or would reasonably be expected to lead to, any Company Takeover Proposal, (iii) authorize, approve or recommend any Company Takeover Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment accepting or providing for any Company Takeover Proposal; provided, however, that
                                                         --------  -------
         nothing in this Section 6.02 or elsewhere in this Agreement or in the
                         ------------
         Confidentiality Agreement (as defined in Section 9.01) shall prohibit
                                                  ------------
         Company's Board of Directors from complying with Rules 14d-9 and 14e-2 under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.02; and provided, further, that
                                   ------------      --------  -------
         nothing in this Section 6.02 or elsewhere in this Agreement or in the
                         ------------
         Confidentiality Agreement shall prohibit Company, before the adoption of this Agreement by the stockholders of Company, from furnishing information regarding Company or entering into negotiations or discussions with, any person in response to a Company Takeover Proposal made, submitted or announced by such person (and not withdrawn) or, subject to the provisions of Section 6.05, endorsing and/or
                                      ------------
         recommending, or, simultaneously with a termination of this Agreement pursuant to Section 8.01(h), entering into an agreement accepting or
                     ---------------
         providing for, a Company Superior Offer (as defined in Section
                                                                -------
         6.05(b)), and any such actions enumerated in this proviso shall not be
         --------
         considered a breach of this Agreement if and to the extent that each of the following conditions is satisfied: (1) such Company Takeover Proposal is not attributable to a material breach by Company of this
         Section 6.02(a) or Section 6.05; (2) the Board of Directors of Company
         ---------------    ------------
         concludes in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the fiduciary obligations of the Board of Directors of Company to Company stockholders under applicable law; (3) prior to furnishing any such information to, or entering into discussions or negotiations with, such person, Company gives Parent written notice of the identity of such person, the terms and conditions of such Company Takeover Proposal and Company's intention to furnish information to, or enter into discussions or negotiations with, such person; (4) Company receives from such person an executed confidentiality agreement which shall not in any way restrict Company from complying with its disclosure obligations under this Agreement and which shall contain customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person by or on behalf of Company and other terms no less favorable to Company than those set forth in the Confidentiality Agreement; and (5) contemporaneously with furnishing any such information to such person, Company furnishes such information to Parent (to the extent that such information has not been previously furnished by Company to Parent).

                   (b) Company and its Representatives shall immediately cease and cause to be terminated any and all existing discussions, negotiations, exchanges of information and other activities with respect to any Company Takeover Proposal pending as of the date of this Agreement. Promptly following the execution and delivery of this Agreement, Company shall (i) inform each of its directors and officers and financial, legal, accounting and other advisors retained or involved in the transactions contemplated by this Agreement of the obligations undertaken in this Section 6.02 and in the Confidentiality
                                        ------------
         Agreement and (ii)
         request each person that has heretofore executed a confidentiality or non-disclosure agreement in connection with its consideration of acquiring Company or any of its Subsidiaries to return to Company or otherwise dispose of all confidential information furnished to such person by or on behalf of Company or any of its Subsidiaries during the one-year period prior to the date of this Agreement in connection with such person's consideration of acquiring or engaging in a merger or other business combination transaction with Company or any of its Subsidiaries. Company shall immediately notify Parent if any proposals or offers constituting a Company Takeover Proposal are received by, any non-public information in connection with any Company Takeover Proposal is requested from, or any discussions or negotiations with respect to a Company Takeover Proposal are sought to be initiated or continued with, Company's officers or directors or other individuals involved on behalf of Company in the negotiation of the transactions contemplated by this Agreement, or, to the knowledge of the foregoing persons, any of Company's other Representatives, indicating, in connection with such notice, the name of the person making the inquiry, proposal or offer and the material terms and conditions of any such proposals or offers. Thereafter (i) Company shall provide Parent with a true and complete copy of such Company Takeover Proposal or communication (if it is in writing) and (ii) Company shall otherwise keep Parent informed, on a current basis, with respect to the status and terms of any such proposal or offer and the status of any such negotiations or discussions.

                   (c) Company and Parent agree that irreparable damage would occur in the event that the provisions of this Section 6.02 are not
                                                        ------------
         performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 6.02 and to enforce specifically the terms and
                          ------------
         provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

                   (d) For purposes of this Agreement, "Company Takeover
                                                        ----------------
         Proposal" means any offer or proposal (other than an offer or proposal
         --------
         by Parent or an affiliate of Parent) for (i) a merger or other business combination involving Company after which the stockholders of Company immediately prior to such merger or business combination would own less than eighty percent (80%) of the voting securities of the surviving company in such merger or business combination and would own less than eighty percent (80%) of the voting securities of the parent of the surviving company in such merger or business combination, or (ii) the acquisition by a person or "group" as defined under Section 13(d) of the Exchange Act (other than an acquisition by Parent or an affiliate of Parent) of twenty percent (20%) or more of the outstanding shares of capital stock of Company, or (iii) the acquisition (other than an acquisition by Parent or an affiliate of Parent) of all or substantially all of the assets of Company.

         6.3 Nasdaq Quotation. Each of Company and Parent agrees to use all requisite commercially reasonable efforts to continue the quotation of Company Common Stock and Parent Common Stock, respectively, on the Nasdaq National Market, during the term of this Agreement so that appraisal rights will not be available to stockholders of Company under Section 262 of the DGCL. Parent shall use all requisite commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date, to the extent such approval is then required under applicable law, SEC regulations and Nasdaq National Market rules.

         6.4 Access To Information. From and after the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, upon reasonable notice and subject to (a) contractual confidentiality obligations and the requirements of applicable antitrust and other laws, rules and regulations, and (b) other reasonable restrictions to minimize interference with or disruption of the other's business and operations, Company and Parent shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other Representatives of the other, access, during normal business hours, to all its properties, books, contracts, commitments and records, including all Tax Returns and all work papers and other documentation relating to Taxes, and, during such period, each of Company and Parent shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (x) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (y) all other existing information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or
        ------------
warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         6.5    Stockholders Meetings.

                   (a) Subject in each case to applicable laws, rules and regulations: (i) Company will take all action reasonably necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws and applicable Nasdaq Stock Market rules to cause the Company Stockholders Meeting to be held for the purpose of voting upon the adoption of this Agreement, and to cause a vote of the Company's stockholders on the adoption of this Agreement to be taken, in each case as promptly as practicable after the date hereof, and (ii) subject further to the provisions of Section 6.01(b), Parent will take all
                                      ---------------
         action reasonably necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws and applicable Nasdaq Stock Market rules to cause the Parent Stockholders Meeting to be held for the purpose of voting upon the Parent Voting Proposal, and to cause a vote of Parent's stockholders on the Parent Voting Proposal to be taken, in each case as promptly as practicable after the date hereof. Unless otherwise mutually agreed by Parent and Company, Parent and Company shall coordinate and cooperate with respect to the timing of such meetings and shall use their commercially reasonable efforts to hold such meetings at the same time and on the same day and as promptly as practicable after the date hereof. Parent and, subject to Company's rights under
         Section 8.01(h), Company shall solicit from their respective
         ---------------
         stockholders proxies in favor of the adoption of this Agreement (in the case of Company stockholders) and approval of the Parent Voting Proposal (in the case of Parent stockholders), and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required under NASD rules and the DGCL, as applicable; provided, however, that neither Company nor Parent shall be
                     --------  -------
         required to take any action that its respective Board of Directors determines in good faith after consultation with outside legal counsel would be inconsistent with its fiduciary duties to its stockholders under applicable law. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Stockholders Meeting, and Parent may adjourn or postpone the Parent Stockholders Meeting, to the extent that (x) such adjournment or postponement is necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to such party's stockholders in advance of the applicable vote or (y) additional time is reasonably required to solicit proxies in favor of the approvals required by Section 7.01(a) or (z) as of the time for
                                   ---------------
         which such stockholders meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such stockholders meeting. Company shall ensure that the Company Stockholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Company in connection with the Company Stockholders Meeting are solicited, and Parent shall ensure that Parent Stockholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Parent in connection with the Parent Stockholders Meeting are solicited, in compliance with the DGCL, applicable charter documents, Nasdaq Stock Market rules and all other applicable legal requirements.

                   (b) (i) The Board of Directors of Company has recommended that Company's stockholders vote in favor of the adoption of this Agreement at the Company Stockholders Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Company has recommended that Company stockholders vote in favor of the adoption of this Agreement at the Company Stockholders Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or resolve to withdraw, amend or modify, in a manner adverse to Parent, the recommendation of the Board of Directors of Company that Company stockholders vote in favor of the adoption of this Agreement; provided,
                                                                       --------
         however, that nothing in this Agreement or in the Confidentiality
         -------
         Agreement shall prevent the Board of Directors of Company from omitting such recommendation from the Joint Proxy Statement/Prospectus or from withholding, withdrawing, amending or modifying such recommendation if:
         (A) a Company Superior Offer is made and is not withdrawn, (B) such Company Superior Offer is not attributable to a breach by Company in any material respect of any of the restrictions set forth in Section
                                                                      -------

         6.02, (C) forty-eight (48) hours elapse following delivery by Company
         ----
         to Parent of written notice advising Parent that the Board of Directors of Company intends to withhold, withdraw, amend or modify such recommendation, and (D) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that inclusion of such recommendation, or the failure to withhold, withdraw, amend or modify such recommendation, would be inconsistent with the fiduciary duties of the Board of Directors of Company to Company stockholders under applicable law. For purposes of this Agreement, "Company Superior Offer" shall mean a bona fide written offer made by a
         -----------------------
         third party to consummate any of the following transactions: (x) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than fifty percent (50%) of the equity interest in the surviving, resulting or acquiring entity of such transaction; (y) a sale or other disposition by Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing a majority of Company's assets; or (z) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing fifty percent (50%) or more of the voting power of the then outstanding shares of capital stock of Company, in each case on terms that, in the good faith judgment of the Board of Directors of Company (after consultation with an investment bank of nationally recognized reputation) are more favorable (in a manner that, in the totality of such terms, is not immaterial) to Company stockholders than the Merger (after taking into account all relevant factors, including any conditions to the Company Superior Offer, the timing of the consummation of the transaction pursuant to the Company Superior Offer, the risk of nonconsummation thereof and the need for any required governmental or other consents, filings and approvals); provided,
                                                                 --------
         however, that an offer shall only be a Company Superior Offer if any
         -------
         financing required to consummate the transaction contemplated by such offer is committed or is otherwise reasonably likely, in the good faith judgment of Company's Board of Directors, to be obtained on a timely basis.

                   (c) (i) The Board of Directors of Parent has recommended that Parent stockholders vote in favor of the Parent Voting Proposal at the Parent Stockholders Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent stockholders vote in favor of the Parent Voting Proposal at the Parent Stockholders Meeting; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or resolve to withdraw, amend or modify, in a manner adverse to Company, the recommendation of the Board of Directors of Parent that Parent stockholders vote in favor of the Parent Voting Proposal. Parent, as the sole stockholder of Merger Sub, will vote its shares of Merger Sub voting stock in favor of adoption of this Agreement.

                   (d) Subject to the right of Company to terminate this Agreement pursuant to Section 8.01(h), nothing contained in Section
                               ---------------                       -------
         6.05 shall limit Company's obligation to call, give notice of, convene
         ----
         and hold the Company Stockholders Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified and regardless of whether any Company Takeover Proposal has been commenced, disclosed, or announced).
         Nothing contained in this Agreement or in the Confidentiality Agreement shall operate to preclude Company or any officer or director of Company from complying with all disclosure obligations it or he may have under any applicable federal or state law.

         6.6  Legal Conditions To Merger.

                   (a) Company and Parent shall each use all requisite commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained by Company or Parent or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law. Company and Parent shall cooperate with each other in connection with the making of all such filings, including providing copies of all such filings to the non-filing party and its advisors prior to filing and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. Company and Parent shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.

                   (b) Parent and Company shall, and shall cause each of their respective Subsidiaries to, cooperate and use their respective commercially reasonable efforts to obtain any government clearances required for the transactions contemplated by this Agreement (including through compliance with the HSR Act and any applicable foreign governmental reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts,
              -----
         prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Subject to the requirements of applicable law, Parent shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any such analyses, appearances, presentations, memoranda, briefs, arguments, opinions or proposals, provided that Parent shall afford
                                           --------
         Company a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section 6.06, neither
                                                          ------------
         Parent nor Company nor any of their respective Subsidiaries shall be required to sell or otherwise dispose of, or hold separate (through the establishment of a trust or otherwise), any assets or categories of assets, or businesses of Parent, Company or any of their affiliates, or to withdraw from doing business in a particular jurisdiction or to take any other action that would, in any case, reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect.

                   (c) Each of Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, or (iii) required to prevent a Company Material Adverse Effect or a Parent Material Adverse Effect from occurring.

         6.7 Public Disclosure. Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     6.8 Tax-Free Reorganization. At or prior to the filing of the Registration Statement, Company and Parent shall execute and deliver to Cooley Godward LLP and Brobeck, Phleger & Harrison LLP tax representation letters in customary form. To the extent requested by Parent or Company, Parent, Merger Sub and Company shall each confirm to Cooley Godward LLP and to Brobeck, Phleger & Harrison LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and Company shall each use all requisite commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. Following delivery of the tax representation letters pursuant to the first sentence of this Section 6.08, each
                                                              ------------
of Parent and Company shall use all requisite commercially reasonable efforts to cause Brobeck, Phleger & Harrison LLP and Cooley Godward LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this
Section 6.08.
------------

         6.9    Stock Plans.

                   (a) Company has provided Parent with a true and complete list as of March 9, 2000 of all holders of outstanding options under the Company Stock Plans, including the number of shares of Company Common Stock subject to each such option, the exercise or vesting schedule, the exercise price and term of each such option (in each case, without giving effect to the 100% stock dividend being distributed by Company on or about March 13, 2000. On the Closing Date, Company shall deliver to Parent an updated list current as of such Closing Date. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") under the Company Stock Plans,
                          --------------------
         whether vested or unvested, shall be assumed and shall constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option (including any unvested portion thereof) in full (disregarding any limitation on exercisability thereof) immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option in accordance with the foregoing. All outstanding rights of Company that it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock issued or issuable under any of the Company Stock Plans (the "Repurchase
                                                             ----------
         Options") shall be assigned to Parent and shall thereafter be
         -------
         exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per shall be adjusted to reflect the Exchange Ratio.

                   (b) Except as otherwise provided in the Company Stock Plans, the documents governing the outstanding Company Stock Options under the Company Stock Plans, and offer letters and other agreements affecting such Company Stock Options, the Merger shall not result in the termination or acceleration of any outstanding Company Stock Options under the Company Stock Plans that are so assumed by Parent. It is the intention of the parties that the Company Stock Options so assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code to the extent such Company Stock Options qualified as incentive stock options prior to the Effective Time. As promptly as reasonably practicable and in any event within thirty (30) business days after receipt of all option documentation it requires relating to the outstanding Company Stock Options, Parent will issue to each person who, immediately prior to the Effective Time, is a holder of an outstanding Company Stock Option under the Company Stock Plans that is to be assumed by Parent hereunder, a document evidencing the foregoing assumption of such Company Stock Option by Parent.

                   (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under Company Stock Options assumed in accordance with this Section 6.09. As promptly as reasonably practicable and in
                   ------------
         any event within fifteen (15) business days after receipt of all option documentation it requires relating to the outstanding Company Stock Options, Parent shall file a registration statement on Form S-8 (or any successor form) covering shares of Parent Common Stock issuable pursuant to such Company Stock Options assumed by Parent provided that such Company Stock Options qualify for registration on such Form S-8 (or any such successor form). Company shall cooperate with and assist Parent in the preparation of such registration statements.

                   (d) The Board of Directors of Company shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Company Stock Plans and the instruments evidencing the Company Stock Options, to provide for the conversion of the Company Stock Options into options to acquire Parent Common Stock in accordance with this Section 6.09, and to provide that
                                              ------------
         no consent of the holders of the Company Stock Options is required in connection with such conversion.

                   (e) Assuming that the Company delivers to Parent the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Parent, or a committee of two or more "non-employee
                                                             ------------
         directors" (as such term is defined for purposes of Rule 16b-3 under
         ---------
         the Exchange Act) thereof, shall adopt resolutions prior to the Effective Time providing that, and shall take other appropriate action such that, the deemed grant to Company Insiders (as defined below) of options to purchase Parent Common Stock under the Company Stock Options (as converted into options to acquire Parent Common Stock pursuant to this Section 6.09), and the receipt by Company Insiders of Parent
              ------------
         Common Stock in exchange for Company Common Stock pursuant to the Merger, are intended to be exempt from liability pursuant to Section 16(b) of the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including specifying the name of each Company Insider, the number of equity securities to be acquired or disposed of by each Company Insider, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 16b-3(d) under the Exchange Act. "Section 16 Information" shall mean the names of the
                        ----------------------
         Company Insiders, the number of shares of Company Common Stock held by each Company Insider and expected to be exchanged for Parent Common Stock in the Merger and the number and a description of Company Stock Options held by each Company Insider and expected to be converted into options to acquire Parent Common Stock in connection with the Merger. "Company Insiders" shall mean those
                                      ----------------
         officers and directors of Company who will be subject to the reporting requirements of Section 16(b) of the Exchange Act with respect to Parent and whose names are included in the Section 16 Information.

                   (f) At the Effective Time, Parent shall assume, with respect to each Company employee who agrees to waive the exercise of any Purchase Right (as defined in the Company ESPP) on any Purchase Date (as defined in the Company ESPP) after February 15, 2001, the Company ESPP and all Purchase Rights held by employees of Company or any of its Subsidiaries who are participating in the Company ESPP, and Parent shall continue the assumed Company ESPP and the related offering and purchase periods thereunder (for the benefit of all persons who are employees of Company or any of its Subsidiaries as of the Closing and who have waived any Purchase Rights on any Purchase Date after February 15, 2001); provided, however, that: (i) each such assumed Purchase Right shall pertain to Parent Common Stock; (ii) the "Per Offering Share Limit" set forth in Section 8.1 of the Company ESPP shall be
                                   -----------
         equal to the product of (A) five thousand (5,000) (without giving effect to the 100% stock dividend to be distributed by Company on or about March 13, 2000) multiplied by (B) the Exchange Ratio, rounded down to the nearest whole share; (iii) the maximum number of shares of Parent Common Stock issuable under the Company ESPP set forth in
         Section 4.1 of the Company ESPP shall be equal to the product of (A)
         -----------
         three hundred thousand (300,000) (without giving effect to the 100% stock dividend to be distributed by Company on or about March 13, 2000) multiplied by (B) the Exchange Ratio, rounded down to the nearest whole share, and (iv) the fair market value per share of Company Common Stock at the beginning of each Offering Period in effect at the Effective Time shall be equal to the fair market value per share of Company Common Stock at the beginning of such Offering Period divided by the Exchange Ratio, rounded up to the nearest whole cent. On the Closing Date, Company shall deliver to Parent a list of all holders of Purchase Rights who have consented to the waiver of all Purchase Rights on any Purchase Date after February 15, 2001 and the percentage of compensation to be deducted for each such holder. As promptly as reasonably practicable and in any event within fifteen (15) business days after receipt of all Company ESPP documentation it requires relating to outstanding assumed Purchase Rights, Parent shall file with the SEC a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable pursuant to Purchase Rights exercised under the assumed Company ESPP.

                   (g) Company shall take, or cause to be taken, all action necessary to provide that no additional Offering Periods under the Company ESPP shall commence after the date of this Agreement, other than the Offering Period beginning on August 16, 2000, if applicable.

                   (h) Within five (5) business days following the date of this Agreement, Company shall make available to Parent a list of all persons who Company reasonably believes (i) are, with respect to Company and as of the date of this Agreement, "disqualified individuals" (within the meaning of Section 280G of the Internal Revenue Code and the regulations promulgated thereunder), and (ii) will be receiving payments or benefits (including acceleration of options) in connection with the Merger including any payments or benefits as a result of termination of service following the Merger. Within five (5) business days prior to the Closing Date, Company shall revise such list to reflect any additional information that Company reasonably believes would impact the determination of persons who (A) are, with respect to Company, such "disqualified individuals," and (B) will be receiving payments or benefits (including acceleration of options) in connection with the Merger including any payments or benefits as a result of termination of service following the Merger.

         6.10 Affiliate Agreements. Promptly after the execution of this Agreement, Company will provide Parent with a list of those persons who are, in Company's reasonable judgment, "affiliates" of Company, within the meaning of Rule 145 (each such person who is an "affiliate" of Company within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities
                                  ---------
Act ("Rule 145"). Company shall provide Parent such information and documents
      --------
as Parent shall reasonably request for purposes of reviewing such list and shall notify Parent in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Company shall use commercially reasonable efforts to cause each of its Affiliates to promptly deliver an executed affiliate agreement, in form and substance reasonably satisfactory to Parent and Company.

         6.11   Indemnification.

                   (a) From and after the Effective Time, (i) Parent will, and Parent will cause the Surviving Corporation to, indemnify and hold harmless each person who is or was a director or officer of Company or any of its Subsidiaries at or at any time prior to the Effective Time (an "Indemnified Party") against any costs or expenses (including
              -----------------
         attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission (or alleged action or omission) in his or her capacity as a director, officer, employee, principal stockholder, fiduciary or agent of Company or any of its Subsidiaries or benefit plans whether asserted or claimed prior to, at or after the Effective Time and (ii) Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and any of the Indemnified Parties in effect immediately prior the Effective Time (and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the
                                                            --------
         Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

                   (b) For a period of six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who currently or in the future are covered by Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) with coverage in amount and scope at least as favorable as the coverage currently planned by Company and described on Schedule 6.11(b);
                                                       ----------------
         provided, however, that in no event shall Parent or the Surviving
         --------  -------
         Corporation be required to expend for any given year for such coverage in excess of one hundred fifty percent (150%) of the annual premium quoted to Company for such coverage as disclosed by Company to Parent on Schedule 6.11(b) (the "Current Premium"); and if the annual premium
            ----------------       ---------------
         for such coverage would at any time exceed one hundred fifty percent (150%) of the Current Premium, then the Surviving Corporation shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to one hundred fifty percent (150%) of the Current Premium.

                   (c) Without limiting any of the rights of any of the Indemnified Parties set forth in the other provisions of this Section
                                                                       -------
         6.11, for a period of six years after the Effective Time, to the extent
         ----
         there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against or involving any Indemnified Party that arises out of or pertains to any action or omission (or alleged action or omission) in his or her capacity as a director, officer, employee, principal stockholder, fiduciary or agent of Company or any of its Subsidiaries or benefit plans occurring prior to the Effective Time, such Indemnified Party shall be entitled to be represented by counsel and following the Effective Time (i) any counsel retained by the Indemnified Parties shall be reasonably satisfactory to the Surviving Corporation and Parent, (ii) the Surviving Corporation and Parent shall pay as incurred the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and
         (iii) the Surviving Corporation and Parent will cooperate in the defense of any such matter; provided, however, that neither the
                                     --------  -------
         Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further,
                                                             --------  -------
         that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect to any such claim or claims shall continue until the final disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless such law firm determines that there is, under applicable standards of professional conduct, a material risk of conflict on any significant issue between the positions of any two or more Indemnified Parties.

                   (d) Parent and the Surviving Corporation jointly and severally agree to pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.11 to
                                                              ------------
         the extent that such Indemnified Party is determined to be entitled to indemnification under this Section 6.11.
                                    ------------

                   (e) The provisions of this Section 6.11 are intended to be in
                                              ------------
         addition to the rights otherwise available to the Indemnified Parties by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, and their heirs, representatives, successors and assigns.

         6.12   Benefit Plans.

                   (a) Parent agrees that, during the period commencing at the Effective Time and continuing for a reasonable period thereafter, the employees of Company and its Subsidiaries will continue to be provided with benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of securities) which on average are substantially as favorable in the aggregate as those currently provided by Company and its Subsidiaries to such employees (except with respect to the 401(k) plan as provided below).

                   (b) Unless Parent consents otherwise in writing, Company shall take all action necessary to terminate, or cause to be terminated, before the Effective Time, any Company Employee Plan that is a 401(k) plan or other defined contribution retirement plan. Parent shall permit the rollover of the accounts of participants in the Company 401(k) plans to the Parent 401(k) plan (including outstanding loans of those participants who became employees of Parent or any of its Subsidiaries, or who remain employees of the Surviving Corporation or any of its Subsidiaries).

                   (c) Upon the termination of the Company welfare plans, Parent shall include Company employees in Parent's welfare plans (within the meaning of Section 3(1) of ERISA) and fringe benefit plans on the same basis and terms as similarly situated Parent employees currently participate. All welfare benefit plans of Parent or the Surviving Corporation in which employees of Company or any of its Subsidiaries participate after the Effective Time shall (i) recognize expenses and claims that were incurred by such employees in the year in which the Effective Time occurs toward applicable co-payments, out of pocket maximums and deductibles, and (ii) provide coverage for preexisting health conditions to the extent covered under the applicable plans or programs of Company or any of its Subsidiaries as of the Effective Time. In addition, for eligibility purposes (including waiting period and evidence of insurability), under plans of the Surviving Corporation or Parent, service by an employee for Company or any of its Subsidiaries and any predecessor prior to the Effective Time shall be taken into account to the same extent as service for Parent; provided,
                                                                      --------
         however, that nothing herein shall require the inclusion of any such
         -------
         employee in any such plan prior to the Effective Time, and provided
                                                                    --------
         further, that in determining the amount of vacation pay owed to any
         -------
         such employee from and after the Effective Time under the applicable terms of the vacation pay plan of the Surviving Corporation or Parent (which terms need not be comparable to the terms of the vacation plan or policy of Company or any of its Subsidiaries and any predecessor, corporation or entity), credit shall be given for such employee's service for Company or any of its Subsidiaries and any predecessor, corporation or entity prior to the Effective Time. Without limiting the effect of Section 6.09(f), employees of Company or any of its
                   ---------------
         Subsidiaries and any predecessor corporation or entity as of the Effective Time shall be permitted to participate in Parent's Employee Stock Purchase Plan (the "Parent ESPP") commencing on the first
                                   -----------
         enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with Company or any of its subsidiaries and any predecessor corporation or entity.

                   (d) With respect to each benefit plan, program, practice, policy or arrangement maintained by Parent (the "Parent Employee
                                                          ---------------
         Plans") in which employees of Company or its Subsidiaries subsequently
         -----
         participate, Parent will recognize such employee's cumulative prior service to Company and its Subsidiaries (and any predecessor corporation or entity) for purposes of determining eligibility to participate in and for the vesting of benefits under such Parent Employee Plans to the same extent as service for Parent; provided, that
                                                                  --------
         such recognition shall not be for the purpose of determining retirement benefits and accrual. Notwithstanding the foregoing, for a period of no less than one year after the Effective Time, Parent shall provide severance and termination benefits (other than acceleration of option vesting) to employees of Company and its Subsidiaries that are no less favorable than those provided by Company or its Subsidiaries to such Company employees as of the date hereof.

         6.13 Registration Statement; Joint Proxy Statement/Prospectus. If at any time prior to the Effective Time any event relating to Company or any of its Affiliates, officers or directors should be discovered by Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Company shall promptly inform Parent. If at any time prior to the Effective Time any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly inform Company.

         Article VII.   CONDITIONS TO MERGER

         7.1 Conditions To Each Party's Obligation To Effect The Merger. The respective obligations of each party to this Agreement to effect the Merger are subject to the satisfaction of each of the following conditions:

                   (a) Stockholder Approval.  This Agreement shall have been
                       --------------------
         adopted by the Company Stockholder Vote, and, if the exemption or arrangements described in Section 6.01(b) shall not have been obtained
                                   ---------------
         or made, the Parent Voting Proposal shall have been approved by the vote prescribed by applicable Nasdaq Stock Market stockholder voting requirements promulgated by the NASD.

                   (b) HSR Act.  The waiting period applicable to the
                       -------
         consummation of the Merger under the HSR Act shall have expired or been terminated.

                   (c) Approvals. Other than the filing provided for by Section
                       ---------                                        -------
         1.01, all authorizations, consents, orders or approvals of, or
         ----
         declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity required to be obtained or made or to have expired prior to the Effective Time shall have been obtained or made or shall have expired, other than those, the absence of which (i) would not reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect and (ii) would not prohibit or render unlawful the consummation of the Merger under U.S. law or under any law providing for criminal penalties against any director or officer of Company or Parent.

                   (d) Registration Statement.  The Registration Statement shall
                       ----------------------
         have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                   (e) No Legal Impediment.  No Governmental Entity or federal,
                       -------------------
         state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order, statute, rule or regulation which is in effect and which has the effect of making the Merger unlawful or otherwise prohibiting consummation of the Merger under U.S. law or under any law providing for criminal penalties against any director or officer of Company or Parent.

                   (f) Nasdaq.  The shares of Parent Common Stock to be issued
                       ------
         in the Merger shall have been approved for quotation on the Nasdaq National Market, or shall be exempt from such quotation requirement under then applicable laws and regulations and Nasdaq National Market rules.

         7.2 Additional Conditions To Obligations Of Parent And Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Parent and Merger Sub:

                   (a) Representations And Warranties.  The representations and
                       ------------------------------
         warranties of Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties of Company which speak as of an earlier date, shall have been true and correct as of such earlier date, except in each case (i) for changes contemplated by this Agreement and (ii) where the failure to be true and correct, individually or in the aggregate, has not had and will not, solely with the passage of time, imminently result in a Company Material Adverse Effect or (in the case of the representations and warranties in Section
                                                                         -------
         3.02(a) and Section
         -------     -------

         3.02(b) and Section 3.21) a material adverse effect on the cost of the
         -------     ------------
         Merger to Parent.

                   (b) Performance Of Obligations Of Company.  Company shall
                       -------------------------------------
         have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                   (c) Certificate.  Parent shall have received a certificate
                       -----------
         signed on behalf of Company by the chief executive officer and the chief financial officer of Company to the effect that the conditions set forth in Section 7.02(a) and Section 7.02(b) are satisfied.
                      ---------------     ---------------

                   (d) Employee Retention.  The two Company employees listed in
                       ------------------
         Schedule 7.02(f) shall have entered into employment and noncompetition
         ----------------
         agreements with Parent providing for such employees to be employed by Parent (or to continue to be employed by the Surviving Corporation) after the Effective Time; both such employment agreements shall be in full force and effect; and neither of such employees shall have ceased employment with Company or given notice to the Board of Directors of Parent or the Board of Directors of Company of his intention to cease employment with Parent or Company after the Effective Time.

         7.3 Additional Conditions To Obligation Of Company. The obligation of Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by
Company:

                   (a) Representations And Warranties.  The representations and
                       ------------------------------
         warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date, or, in the case of representations and warranties of Parent or Merger Sub which speak as of an earlier date, shall have been true and correct as of such earlier date, except in each case (i) for changes contemplated by this Agreement and (ii) where the failure to be true and correct, individually or in the aggregate, has not had and will not, solely with the passage of time, imminently result in a Parent Material Adverse Effect.

                   (b) Performance Of Obligations Of Parent And Merger Sub.
                       ---------------------------------------------------
         Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

                   (c) Certificate.  Company shall have received a certificate
                       -----------
         signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to the effect that the conditions set forth in Section 7.03(a) and Section 7.03(b) are satisfied.
            ---------------     ---------------

                   (d) Registration Statement Tax Opinion. Company shall have
                       ----------------------------------
         received an appropriate written tax opinion from Cooley Godward LLP, counsel to Company, for filing as an exhibit to the Registration Statement.

                   (e) Closing Tax Opinion.  Company shall have received the
                       -------------------
         opinion of Cooley Godward LLP, counsel to Company, to the effect that the Merger will constitute a reorganization within the meaning of
         Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         7.4 Frustration Of Closing Conditions. Neither Parent, Merger Sub nor Company may rely on the failure of any condition set forth in Section 7.01, 7.02
                                                              ------------  ----
or 7.03, as the case may be, to be satisfied if such failure was caused by such
   ----
party's failure to take any action required by this Agreement.

Article VIII.  TERMINATION AND AMENDMENT



         8.1 Termination. At any time prior to the Effective Time, whether before or after the receipt of stockholder approvals, this Agreement may be terminated:

                   (a) by mutual consent duly authorized by the Boards of Directors of Parent and Company;

                   (b) by either Parent or Company, if the Closing shall not have occurred on or before September 15, 2000 (provided, however, that
                                                        --------  -------
         (i) the right to terminate this Agreement under this Section 8.01(b)
                                                              ---------------
         shall not be available to any party whose action or failure to act has been the cause of, or resulted in, the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement, and (ii) if (A) on September 15, 2000 the condition to closing set forth in Section 7.01(b) or Section
                                                    ---------------    -------
         7.01(c) has not been satisfied or waived or the Closing cannot
         -------
         otherwise occur due to any action taken or threatened to be taken or any failure to act by a Governmental Entity or federal, state or foreign court of competent jurisdiction, and (B) there is a reasonable likelihood that the conditions to closing set forth in Section 7.01(b)
                                                                ---------------
         and Section 7.01(c) can be satisfied and the Closing can otherwise
             ---------------
         occur notwithstanding any action taken or threatened to be taken or any failure to act by a Governmental Entity or federal, state or foreign court of competent jurisdiction, then either party may, in its sole discretion, extend the date referred to in this paragraph by up to 90 days);

                   (c) by Parent, if (i) Company shall have breached any representation or warranty in this Agreement, or shall breach any obligation or agreement hereunder, in a manner that, if uncured, would cause any condition precedent to the Closing set forth in Article VII
                                                                   -----------
         not to be satisfied, and such breach shall not have been cured within twenty (20) business days of receipt by Company of written notice of such breach and a description of the principal details of such breach; provided, however, that the right to terminate this Agreement under
         --------  -------
         this Section 8.01(c)(i) shall not be available to Parent where Parent
              ------------------
         is at that
         time in material breach of this Agreement; or (ii) the Board of Directors of Company shall have omitted its recommendation in favor of adoption of this Agreement from the Joint Proxy Statement/Prospectus or shall have withdrawn or modified its recommendation in favor of adoption of this Agreement in a manner adverse to Parent or recommended, endorsed, accepted or agreed to accept a Company Takeover Proposal or resolved to do any of the foregoing;

                   (d) by Company, if Parent shall have breached any representation or warranty this Agreement, or shall breach any obligation or agreement hereunder, in a manner that, if uncured, would cause any condition precedent to the Closing set forth in Article VII
                                                                --------------
         not to be satisfied, and such breach shall not have been cured within twenty (20) business days following receipt by Parent of written notice of such breach and a description of the principal details of such breach; provided, however, that the right to terminate this Agreement
                 -----------------
         under this Section 8.01(d) shall not be available to Company where
                    ---------------
         Company is at that time in material breach of this Agreement;

                   (e) by Parent if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, (ii) any required approval of the stockholders of Company with respect to this Agreement or the Merger shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a duly held meeting of Company stockholders (or at any adjournment or postponement thereof permitted by Section 6.05(a)), or (iii) the exemption described in
                      ---------------
         Section 6.01(b) shall not have been obtained (or shall be unavailable),
         ---------------
         the arrangements described in Section 6.01(b) shall not have been made
                                       ---------------
         (or shall be unavailable), and the approval of the Parent Voting Proposal shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a duly held meeting of Parent stockholders (or at any adjournment or postponement thereof permitted by Section 6.05(a)) (provided, however, that the right to
                      ---------------   --------  -------
         terminate this Agreement pursuant to this Section 8.01(e)(iii) shall
                                                   --------------------
         not be available to Parent if the failure to obtain such exemption, the failure to make such arrangements and the failure to obtain such Parent stockholder approval, is attributable to an action or omission by Parent in material breach of this Agreement;

                   (f) by Company if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, (ii) any required approval of the stockholders of Company with respect to this Agreement or the Merger shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a duly held meeting of Company stockholders (or at any adjournment or postponement thereof permitted by Section 6.05(a)), or (iii) the exemption described in
                      ---------------
         Section 6.01(b) shall not have been obtained (or shall be unavailable),
         ---------------
         the arrangements described in Section 6.01(b) shall not have been made
                                       ---------------
         (or shall be unavailable) and the approval of the Parent Voting Proposal shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a duly held meeting of Parent stockholders (or at any adjournment or postponement thereof permitted by Section 6.05(a)) (provided, however,
                                           ----------------  -----------------
         that the right to terminate this Agreement pursuant to this Section
                                                                     -------
         8.01(f)(iii) shall not be available to Company if the failure to obtain
         ------------
         such Company stockholder approval is attributable to an action or omission by Company in material breach of this Agreement);

                   (g) by Parent if (i) Company actively and directly solicits, initiates, encourages or induces the making, submission or announcement of any Company Takeover Proposal (whether or not any Company Takeover Proposal in fact results therefrom), and (ii) such action on the part of Company constitutes a willful and material breach by Company of
         Section 6.02(a)(i); provided, however, that Parent shall not be
         ------------------  --------  -------
         permitted to terminate this Agreement pursuant to this Section 8.01(g)
                                                                ---------------
         if, in each instance, more than ten (10) business days shall have elapsed since any of Parent's directors or executive officers first obtained confirmation of such willful and material breach by Company of
         Section 6.02(a)(i) or if Parent shall then be in material breach of
         ------------------
         this Agreement; or

                   (h) by Company, in response to a Company Superior Offer which was not solicited by Company in violation of this Agreement; provided,
                                                                      --------
         however, that Company shall not be permitted to terminate this
         -------
         Agreement pursuant to this Section 8.01(h) if such Company Superior
                                    ---------------
         Offer is attributable to a violation by Company of its obligations under Sections 6.02 and 6.05; and provided further, that no termination
               ----------------------      -------- -------
         pursuant to this Section 8.01(h) shall be effective until after (i)
                          ---------------
         seventy-two (72) hours following Parent's receipt of written notice advising Parent that the Board of Directors of Company is prepared to accept a Company Superior Offer, specifying the material terms and conditions of such Company Superior Offer and identifying the person making such Company Superior Offer and (ii) the payment of any applicable Termination Fee pursuant to Section 8.03.
                                                ------------

         8.2 Effect Of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become
                         ------------
void and there shall be no liability or obligation on the part of Parent or Company or their respective officers, directors, securityholders or affiliates, except as provided in Section 8.03 and except to the extent of a breach by a
                      ------------
party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement involving fraud, intentional misrepresentation or willful misconduct. The provisions of Section 8.03 and this Section 8.02 shall
                                      ------------          ------------
remain in full force and effect and survive any termination of this Agreement.

         8.3   Expenses And Termination Fees.

                   (a) Subject to Sections 8.03(b) through 8.03(g), whether or
                                  --------------------------------
         not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, any related agreements and documents and the transactions contemplated hereby and thereby (including the fees and expenses of advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

                   (b) In the event that this Agreement is terminated by Parent pursuant to Section 8.01(c)(ii) or Section 8.01(g) or by Company
                     -------------------    ---------------
         pursuant to Section 8.01(h), then Company shall pay to Parent the sum
                     ---------------
         of two hundred twenty five million dollars ($225,000,000) upon termination of this Agreement by Company pursuant to Section 8.01(h) or
                                                              ---------------
         within five business days after termination of this Agreement by Parent pursuant to Section 8.01(c)(ii) or Section 8.01(g). The payment
                     -------------------    ---------------
         referred to in this Section 8.03(b) shall be made by wire transfer of
                             ---------------
         same-day funds to an account specified by Parent.

                   (c) In the event that (i) a bona fide offer by a third party (other than Parent or an affiliate of Parent) for a Specified Company Takeover Transaction (as defined below) becomes known publicly or becomes known to Company stockholders generally prior to the date on which a vote of Company stockholders on the proposal to adopt this Agreement is taken by the Company stockholders, and (ii) such offer has not been definitively withdrawn at least seven (7) days prior to the date on which a vote of Company stockholders on the proposal to adopt this Agreement is taken by the Company stockholders, and (iii) prior to the time that a vote of Company stockholders on the proposal to adopt this Agreement is taken by the Company stockholders, no Parent Material Adverse Effect has occurred and no Parent Material Adverse Effect will, solely with the passage of time, imminently occur, and (iv) this Agreement is validly terminated by Parent pursuant to Section
                                                               -------
         8.01(e)(ii) or by Company pursuant to Section 8.01(f)(ii), then Company
         -----------                           -------------------
         shall pay to Parent the sum of fifteen million dollars ($15,000,000) upon termination of this Agreement by Company or within five business days after termination of this Agreement by Parent. The payment referred to in this Section 8.03(c) shall be made by wire transfer of
                             ---------------
         same-day funds to an account specified by Parent.

                   (d) In the event that (i) a bona fide offer by a third party (other than Parent or an affiliate of Parent) for a Specified Company Takeover Transaction becomes known publicly or becomes known to Company stockholders generally, and (ii) this Agreement is validly terminated by Company pursuant to Section 8.01(b), and (iii) the offer referred to
                                ---------------
         in clause "(i)" of this Section 8.03(d) is pending at the time this
                                 ---------------
         Agreement is terminated by Company pursuant to Section 8.01(b), and
                                                        ---------------
         (iv) the failure of the Merger to occur on or before the date referred to in Section 8.01(b) is not attributable to a material breach of this
               ---------------
         Agreement by Parent or to any challenge to, or any investigation or review of, the Merger by any Governmental Entity, and (v) prior to the termination of this Agreement by Company pursuant to Section 8.01(b),
                                                              ---------------
         no Parent Material Adverse Effect has occurred and no Parent Material Adverse Effect will, solely with the passage of time, imminently occur, and (vi) prior to the termination of this Agreement by Company pursuant to Section 8.01(b) the Company Stockholders Meeting shall not have been
            ---------------
         held and no vote of Company stockholders shall have been taken on the proposal to adopt this Agreement, then Company shall pay to Parent the sum of fifteen million dollars ($15,000,000) upon termination of this Agreement by Company pursuant to Section 8.01(b). The
                                          ---------------
         payment referred to in this Section 8.03(d) shall be made by wire
                                     ---------------
         transfer of same-day funds to an account specified by Parent.

                   (e) In the event that (x) all of the conditions referred to in clauses "(i)," "(ii)," "(iii)" and "(iv)" of Section 8.03(c) or all
                                                         ---------------
         of the conditions referred to in clauses "(i)," "(ii)," "(iii),"
         "(iv)," "(v)" and "(vi)" of Section 8.03(d) shall have been satisfied,
                                     ---------------
         and (y) on or before the one hundred eightieth (180/th/) day following termination of this Agreement, Company enters into and publicly announces a letter of intent or preliminary agreement or enters into a definitive acquisition agreement with a third party (other than Parent or an affiliate of Parent) providing for the consummation of a Specified Company Takeover Transaction or a tender or exchange offer is commenced or announced that would reasonably be expected to result in a Specified Company Takeover Transaction, and (z) on or before the first anniversary of the termination of this Agreement, a Specified Company Takeover Transaction is consummated, then Company shall pay to Parent the sum of two hundred ten million dollars ($210,000,000) upon such consummation. The payment referred to in this Section 8.03(e) shall be
                                                        ---------------
         made by wire transfer of same-day funds to an account specified by Parent.

                   (f) For purposes of this Agreement, "Specified Company
                                                        -----------------
         Takeover Transaction" means (i) a merger or other business combination
         --------------------
         involving Company and a third party (other than Parent or an affiliate of Parent) after which the stockholders of Company immediately prior to such merger or business combination would own sixty percent (60%) or less of the voting power or equity securities of the surviving corporation in such merger or business combination and would own sixty percent (60%) or less of the voting power or equity securities of the parent of the surviving corporation in such merger or business combination, (ii) the acquisition by a third party (other than Parent or an affiliate of Parent), in one transaction or a series of related transactions, of forty percent (40%) or more of the outstanding shares of capital stock of Company, or (iii) the acquisition by a third party (other than Parent or an affiliate of Parent), in one transaction or a series of related transactions, of all or substantially all of the assets of Company.

                   (g) Company acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated
              ------------
         by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if Company fails promptly to pay the amount due pursuant to this Section 8.03 and, in order to
                                             ------------
         obtain such payment, Parent commences a suit which results in a judgment or settlement for the fee set forth in this Section 8.03,
                                                              ------------
         Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

         8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Company or of Parent, but, after any such approval, no amendment shall be effective which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

          8.5  Extension; Waiver.    At any time prior to the Effective Time any
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

          Article IX.    MISCELLANEOUS

          9.1 Nonsurvival Of Representations, Warranties, Covenants And Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Section 1.04,
                                                                   ------------
Section 2.01, Section 2.02, Section 6.08, Section 6.09, Section 6.11, Section
------------  ------------  ------------  ------------  ------------  -------
6.12, and Article IX. The Confidentiality Agreement between Parent and Company
----      ----------
dated as of March 2, 2000 (the "Confidentiality Agreement") shall survive the
                                -------------------------
execution and delivery of this Agreement.

          9.2  Notices.   All notices and other communications hereunder shall
be in writing and shall be deemed given (a) when delivered, if delivered personally or (b) one business day after transmitted, if transmitted by a nationally recognized express overnight courier service, (c) when telecopied, if telecopied (and the receipt of such telecopy is confirmed), and (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or Merger Sub, to:

                 i2 Technologies, Inc.
                 One i2 Place
                 11701 Luna Road
                 Dallas, TX  75234
                 Fax: (214) 860-6063
                 Attn.: Chief Executive Officer

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

               with a copy to:

               Rod J. Howard, Esq.
               Brobeck, Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, CA 94303
               Fax: (650) 496-2777

               and to:

               Ron Skloss, Esq.
               Brobeck, Phleger & Harrison LLP
               301 Congress Avenue, Suite 1200
               Austin, Texas 78701
               Fax: (512) 477-5813

         (b) if to Company, to:

               Aspect Development, Inc.
               1300 Charleston Road
               Mountain View, CA  94043
               Fax: (650) 693-3226
               Attn.: Chief Executive Officer

               with a copy to:

               Richard Climan, Keith Flaum, and James Kitch, Esqs. Cooley Godward LLP
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA 94306
               Fax: (650) 849-7400

     9.3  Definitions.   For purposes of this Agreement:

                    (a) "Company Material Adverse Effect" means any change,
                         -------------------------------
         effect, event, occurrence, state of facts or development that is materially adverse to the business, financial condition or results of operations of Company and its Subsidiaries, taking Company and its Subsidiaries together as a whole; provided, however, that none of the
                                           --------  -------
         following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) any change in the market price or trading volume of Company's stock after the date hereof; (b) any failure by Company to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (c) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (d) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which Company participates, the U.S. economy as a whole or foreign economies in any locations where Company or any of its Subsidiaries has material operations or sales; (e) any adverse change, effect, event, occurrence, state of facts or development attributable or relating to
         (i) out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, or (ii) the payment of any amounts due to, or the provision of any other benefits (including benefits relating to acceleration of stock options) to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of this Agreement; (f) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; (g) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof; or (h) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to actions required to be taken under applicable laws, rules, regulations, contracts or agreements.

                   (b) "Parent Material Adverse Effect" means any change,
                        ------------------------------
         effect, event, occurrence, state of facts or development that is, materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries, taking Parent and its Subsidiaries together as a whole; provided, however, that none of the
                                           --------  -------
         following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: (a) any change in the market price or trading volume of Parent's stock after the date hereof; (b) any failure by Parent to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (c) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (d) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which Parent participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where Parent or any of its Subsidiaries has material operations or sales; (e) any adverse change, effect, event, occurrence, state of facts or development attributable or relating to (i) out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, or (ii) the payment of any amounts due to, and the provision of any other benefits (including benefits relating to acceleration of stock options) to any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements and other arrangements in existence as of the date of this Agreement; (f) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; (g) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof; or (h) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to actions required to be taken under applicable laws, rules, regulations, contracts or agreements.

         9.4  Interpretation.   When a reference is made in this Agreement to
Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" is used in this Agreement it shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 12, 2000.

         9.5  Counterparts.   This Agreement may be executed in two or more
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.6  Entire Agreement; No Third Party Beneficiaries.   This Agreement
and the other documents and the instruments referred to herein (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Article II or
                                                                 ----------
Section 6.12 (indemnification) are not intended to confer upon any person other
------------
than the parties hereto, the Company stockholders and the Indemnified Parties any rights or remedies hereunder; provided, however, that the Confidentiality
                                  -------------------
Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement and except for any representations and warranties of such party contained in the Confidentiality Agreement and the Company Voting Agreements or the Parent Voting Agreements, as the case may be, neither Company nor Parent makes any representations or warranties, and each hereby disclaims any representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's Representatives of any documentation or other information with respect to any one or more of the foregoing.

          9.7 Governing Law; Forum; Waiver Of Jury Trial. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, including matters relating to merger procedure, corporate governance and fiduciary duty without regard to any applicable conflicts of law. Subject to the provisions of Section 6.02(c), all actions, suits, proceedings, disputes or
                  ---------------
controversies by any or between any of the parties hereto with respect to this Agreement, the Merger or the transactions contemplated hereby shall be determined in the Delaware Court of Chancery (to the extent it shall have jurisdiction thereof) and otherwise in the U.S. District Court for the District of Delaware (to the extent it shall have jurisdiction thereof) and otherwise in the applicable state courts of the State of Delaware, and each party irrevocably and unconditionally consents and submits to the jurisdiction of such courts for any actions, suits or proceedings arising out of or relating to this Agreement, the Merger and the transactions contemplated hereby.

          THE PARTIES HERETO IRREVOCABLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          9.8  Assignment.   Neither this Agreement nor any of the rights,
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          9.9 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          9.10 Specific Performance.   The parties to this Agreement agree that,
in the event of any breach or threatened breach by any party hereto of any provision of this Agreement, the other parties shall be entitled (in addition to any other remedy that may be available to them) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such provision and (ii) an injunction restraining such breach or threatened breach. No person or entity shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.


                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

i2 TECHNOLOGIES, INC.              HOYA MERGER CORP.


By:  /s/ Sanjiv S. Sidhu           By:  /s/ Sanjiv S. Sidhu
    ---------------------------        ------------------------------------
Name: /s/ Sanjiv S. Sidhu          Name: /s/ Sanjiv S. Sidhu
     --------------------------         -----------------------------------


                                   ASPECT DEVELOPMENT, INC.


                                   By:  /s/ Romesh Wadhwani
                                      -------------------------------------
                                   Name:   Romesh Wadhwani
                                         ----------------------------------


           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]